Exhibit 10.9

SHOPPING CENTER LEASE

This Shopping Center Lease (the "Lease") is entered into as of 3/2/2021, (the "Effective Date"), by and between **THE PRICE REIT, INC.**, as "Landlord", and **GLOBAL CC GROUP, INC.**, as "Tenant", hereby agree that, for good and valuable consideration the receipt of which is hereby acknowledged and upon the terms and conditions set forth in this Lease, Landlord leases to Tenant and Tenant leases from Landlord, the Leased Premises (defined below).

1. Basic Lease Provisions and Definitions.

(A) Shopping Center: Corona Hills Plaza located in Corona, CA as depicted on Exhibit "A"; Building ID No: 105460

(B) Leased Premises: The premises identified as Plot 00011 shown hatched on Exhibit "A

(C) Floor Area: Approximately 1,925 square feet.

(D) Lease Commencement Date: The date that Landlord tenders the Leased Premises to Tenant.

(E) Rent Commencement Date: The earlier of: (i) 150 days after the Lease Commencement Date; or (ii) the date any portion of the Leased Premises initially opens for business to the public.

(F) Lease Term/Lease Years: The "Lease Term" is a period of ten (10) Lease Years plus the period between the Effective Date and the Rent Commencement Date. The first "Lease Year" begins on the Rent Commencement Date and ends on the last day of the twelfth (12th) calendar month after the Rent Commencement Date. Each succeeding Lease Year shall begin on the expiration of the prior Lease Year and shall continue for twelve (12) successive calendar months; however, the final Lease Year will end on the Expiration Date.

(F-1) Additional Terms: Two (2), five (5) Lease Year options. See Article 23. *The Lease Term shall include any Additional Terms exercised by Tenant pursuant to Article 23.*

(G) Expiration Date: The Lease Term will end on the Expiration Date, which is the last day of the final Lease Year or such earlier date that this Lease may be terminated in accordance with its terms.

(H) Base Rent Schedule / Gross Sales Base – Original Term

Lease Year	Annual Base Rent	Monthly Installment	Gross Sales Base
1	$69,300.00	$5,775.00	$1,600,000.00
2	$71,379.00	$5,948.25	$1,600,000.00
3	$73,520.37	$6,126.70	$1,600,000.00
4	$75,725.98	$6,310.50	$1,600,000.00
5	$77,997.76	$6,499.81	$1,600,000.00
6	$80,337.69	$6,694.81	$1,600,000.00
7	$82,747.82	$6,895.65	$1,600,000.00
8	$85,230.25	$7,102.52	$1,600,000.00
9	$87,787.16	$7,315.60	$1,600,000.00
10	$90,420.77	$7,535.06	$1,600,000.00

(H) (i) Base Rent Schedule / Gross Sales Base – First Additional Term

Lease Year	Annual Base Rent	Monthly Installment	Gross Sales Base
1	$93,133.39	$7,761.12	$1,600,000.00
2	$95,927.39	$7,993.95	$1,600,000.00
3	$98,805.21	$8,233.77	$1,600,000.00
4	$101,769.37	$8,480.78	$1,600,000.00
5	$104,822.45	$8,735.20	$1,600,000.00

(H) (ii) Base Rent Schedule / Gross Sales Base – Second Additional Term (see Article 23).

(I) Fixed CAM: $5,832.75 for the first Lease Year. Fixed CAM shall automatically increase on the commencement of the second and each successive Lease Year by 4% over the amount of Fixed CAM for the preceding Lease Year (see Article 4).

(J) Percentage Rent Rate: 5% (see Article 5).

(K) Security Deposit: $7,836.47. Tenant shall pay the Security Deposit to Landlord simultaneously with Tenant's execution of this Lease. Landlord will retain the Security

Deposit as security for Tenant's full and prompt performance of Tenant's obligations in this Lease. Landlord may deduct from the Security Deposit sums required to cure any Tenant breach or Tenant Default (as defined in Article 14) or to pay for costs or other damages Landlord may suffer as a result of a Tenant breach or Tenant Default (the "Application"), it being agreed that Landlord may, in addition, claim those sums specified in this Article, and all of Landlord's damages under this Lease and California law, including, but not limited to, any damages accruing upon termination of this Lease under Section 1951.2 of the California Civil Code and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor, subtenant, licensee, or invitee of Tenant. Tenant waives the provisions of California Civil Code Section 1950.7 and all other provisions of the Law that provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Leased Premises. Upon Landlord's reasonable notice to Tenant, Tenant shall pay Landlord the amount of the Application. Tenant has no right to apply any portion of the Security Deposit against any of Tenant's obligations under this Lease. After the Expiration Date and a reconciliation of Tenant's Rent account, if Tenant is not in breach and there is no Tenant Default, Landlord will promptly return the unapplied balance of the Security Deposit to Tenant. The Security Deposit will be transferred to anyone acquiring the interest of Landlord in this Lease and the prior Landlord will have no obligation to Tenant to return the Security Deposit.

(L) Permitted Use: The operation of a Japanese style ramen noodle restaurant, specializing in ramen-based cuisine and related products, including beer and wine, and for no other use or purpose. Tenant is strictly prohibited from violating any Existing Exclusives or Prohibited Uses of the Shopping Center listed on the attached Exhibit "D".

Provided Tenant obtains and maintains all necessary governmental permits and approvals and Tenant carries a liquor liability insurance policy with limits of liability as set forth in Article 12, Tenant shall be permitted to sell beer and wine for on-premises consumption and only as part of full meal service. Tenant is specifically prohibited from: (i) serving alcoholic beverages to customers who are not dining at the restaurant, and (ii) operating the Leased Premises, or any portion thereof, as a bar, nightclub, tavern, or cocktail lounge.

(M) Trade Name: Yoshiharu Ramen

(N) Landlord's Notice Address: (see Article 21)

c/o KIMCO REALTY CORPORATION
500 NORTH BROADWAY
SUITE 201
JERICHO, NY 11753
ATTN: LEGAL DEPARTMENT

WITH A COPY TO:

c/o KIMCO REALTY CORPORATION
2429 PARK AVENUE
TUSTIN, CA 92782
ATTN.: LEGAL DEPARTMENT

(N-1) Rental Payments Via Electronic Funds Transfer ("EFT") or Wire Transfer:

JP Morgan Chase Bank
4 New York Plaza, 15th Floor
New York, NY 10004
ABA# 021 000 021
For Credit to: Kimco Realty Corporation
Account Number: 006-007996
Attention: Glenn G. Cohen
(516) 869-7290
Reference: Yoshiharu Ramen (Site 105460)

(O) Tenant's Notice Address:

Global CC Group, Inc.
15476 Canon Lane
Chino Hills, CA 91709

Attn: James Chae

(P) Broker(s):

New Star Realty & Investments
9240 Garden Grove Boulevard, Suite 9
Garden Grove, CA 92844
Attn: Roy Chin
Tel: (714) 636-6900
Email: roychin@newstarrealty.com

and

Progressive Real Estate Partners, LP
9471 Haven Avenue, Suite 110
Rancho Cucamonga, CA 91730
Attn: Brad Umansky
Tel: (909) 816-4884
Email: brad@progressiverep.com

(Q) Guarantor(s):

James S. Chae
15476 Canon Lane
Chino Hills, CA 91709
Tel: (714) 646-9177
Email: jchae@apiis.com

(R) Terms/Exhibits:

The following Terms/Exhibits are attached to this Lease and incorporated and made a part of this Lease:

General Terms and Provisions
Exhibit "A" - Site Plan
Exhibit "B" - Landlord's Work
Exhibit "B-1" - Contractors Indemnity Agreement
Exhibit "C" - Shopping Center Sign Criteria
Exhibit "D" – Existing Exclusives and Prohibited Uses

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Signature Page to Follow

IN WITNESS WHEREOF, the parties hereto have executed this Lease under their respective hands as of the day and year first above written.

LANDLORD:
THE PRICE REIT, INC.

BY: ____________________

NAME: Jason Lee

TITLE: Vice President

DATE: 3/2/2021

TENANT:
GLOBAL CC GROUP, INC.

BY: ____________________

NAME: James S. Chae

TITLE: CEO

DATE: 2/18/2021

GENERAL TERMS AND PROVISIONS

2. **Payment of Rent.** Beginning on the Rent Commencement Date and thereafter on the first (1st) day of each month during the Lease Term, Tenant shall pay to Landlord the Monthly Rent Payment. The "Monthly Rent Payment" shall mean the monthly installment of Base Rent (plus 4% of such amount as Landlord's management fee) and one twelfth (1/12th) of Fixed CAM and Tax Rent (such terms as defined below), due for the applicable Lease Year and, if applicable, with the amount of any tax charged on the Monthly Rent Payment. The Monthly Rent Payment will be pro-rated for partial calendar months. The term "Rent" shall mean Base Rent and Additional Rent. "Additional Rent" shall refer collectively to Tax Rent, Fixed CAM, Percentage Rent (as defined below), and any other payment(s) that Tenant is required to pay to Landlord under this Lease. Rent is due and payable without any notice, offset, demand or abatement. The obligation to pay Rent is a separate, independent, and unconditional covenant. Tenant shall pay Base Rent and other Rent to Landlord or its designated agent at the address Landlord designates without Landlord making any demand, or Tenant may send payments via EFT or wire transfer of federal funds to Landlord's account (initially set forth in Article 1(N-1) or to such other account as Landlord may hereafter notify Tenant. However in the event Tenant does not elect to pay Rent via EFT or wire transfer as aforesaid, Tenant agrees that it will participate in any ACH, EFT, direct debit or other electronic transfer of funds payment method designated by Landlord from time to time (the "Electronic Payment") for the payment of Rent due to Landlord under the Lease. Tenant agrees to complete and submit to Landlord or its designated agents any information, forms or registration required to implement Tenant's participation in the Electronic Payment program and maintain and update the information as needed to ensure accurate and timely payments. Any payment not made by Electronic Payment, must be made by direct debit, check or other method acceptable to Landlord.

3. **Taxes/Tax Rent.** "Taxes" shall mean real estate taxes, special and general assessments, water and sewer rents, governmental license/permit fees, and all other governmental impositions and charges relating to the Shopping Center along with the reasonable costs and expenses (including reasonable legal costs) for any tax appeal or challenge brought by Landlord. Taxes shall not include Landlord's income taxes, estate taxes, or transfer taxes or any late fees, penalties, or interest imposed as a result of Landlord's failure to timely pay Taxes. If any method of taxation prevailing on the date of this Lease is altered, so as a substitute for the whole or any part of real estate taxes there is levied or assessed a different kind of tax, the different tax shall be deemed included in "Taxes". "Tenant's Fraction" (for purposes of Tax Rent) shall be equal to a fraction, the numerator of which is the Floor Area of the Leased Premises, and the denominator of which is the total square foot floor area which is leasable for space (on the first day of the month in question) inside all the buildings of the Shopping Center. The denominator will be reduced by the floor area of an occupant that pays its own Taxes. "Tax Rent" refers to Tenant's share of Taxes for the applicable period which will determined by Landlord taking the total Taxes for such period and multiplying it by Tenant's Fraction. Landlord will provide an estimated amount of the Tax Rent (which may be adjusted from time to time) to be included in Tenant's Monthly Rent Payment. At the end of each applicable Tax period if the total of the monthly payments by Tenant for the year is more or less than the Tax Rent actually due for the period, then appropriate adjustments shall be made with (i) Tenant paying to Landlord any underpayment, or (ii) Landlord applying the credit to Tenant's Rent account (or, if the credit is determined after the Expiration Date, promptly paying the credit to Tenant). Tenant shall pay all taxes attributable to its personal property, leasehold interests, occupancy taxes, taxes on its Rent, and other taxes imposed on tenants generally.

4. **Common Area.** Subject to the provisions of this Lease and the Rules (as defined below), Tenant shall have the non-exclusive right to use the parking areas, driveways, sidewalks and other improvement and amenities of the Shopping Center which are, from time to time, made available by Landlord and any other owners of portions of the Shopping Center for the common use of the tenants and other occupants of the Shopping Center (collectively, the "Common Areas"). Landlord shall cause the Common Areas to be maintained in good condition. Landlord reserves the exclusive right at any time to (i) change, reduce or add to the Common Areas, and (ii) promulgate and enforce rules and regulations governing the use of the Common Areas (the "Rules"). Tenant and its employees, contractors, agents, subtenants and licensees will be required to observe the Rules. During the Lease Term, Tenant shall pay to Landlord Fixed CAM as a contribution towards all costs and expenses of every kind and nature incurred by Landlord in keeping, maintaining and insuring the Common Areas, and the administration thereof .

5. **Gross Sales/Percentage Rent.** Each Lease Year, Tenant shall pay to Landlord an amount ("Percentage Rent") equal to the product of the Percentage Rent Rate multiplied by the amount by which Gross Sales for the applicable Lease Year exceeds the Gross Sales Base for that Lease Year. "Gross Sales" refers to the amount or value of all merchandise and/or services sold or rendered in, or from, the Leased Premises, without exception, including merchandise/services sold over the internet which either originated from the Leased Premises or were picked up/redeemed by customers at the Leased Premises. Within thirty (30) days after the end of each calendar month, Tenant shall submit to Landlord a written statement setting forth in reasonable detail the Gross Sales for the reporting period along with payment to Landlord of the Percentage Rent due for the applicable period. The Gross Sales Base shall be reduced proportionately for any Lease Year which is less than twelve (12) calendar months or in which the aggregate Base Rent paid in that Lease Year is less than the annual amount specified in the Base Rent schedule. Tenant must maintain books and records for the Gross Sales for at least forty-eight (48) months after the Lease Year to which they pertain. Landlord may audit Tenant's Gross Sales books and records, and Tenant shall deliver to Landlord all books and records requested by Landlord in connection with any such audit within ten (10) days following Landlord's written request. Should Landlord's audit disclose that Tenant's Gross Sales were underreported and as a result Tenant

has failed to pay the proper amount of Percentage Rent, Tenant shall pay to Landlord, in addition to the additional Percentage Rent due, the expenses of Landlord's audit or examination. Upon request, Tenant will supply Landlord with copies of all sales tax reports submitted to applicable government agencies that include Gross Sales rendered from the Leased Premises.

6. **Condition and Use of Leased Premises.** Tenant accepts each of the Leased Premises, the Shopping Center and Common Areas in their "as is" and "where-is" condition. Except as may be set expressly forth in this Lease, Landlord has made no representations concerning the Leased Premises, the zoning of the Shopping Center, the Common Areas, or the ability of Tenant to operate the Permitted Use. Tenant hereby waives Sections 1932 and 1933 and Section 1941 and 1942 of the Civil Code of California or any successor provision of law. Pursuant to the requirements of California Health & Safety Code Section 25359.7, Landlord hereby notifies Tenant that hazardous substances may have come to be located in or beneath the Leased Premises. Landlord has no obligation to perform any alterations or improvements to the Shopping Center or the Leased Premises. Tenant shall use the Leased Premises for the Permitted Use only, promptly open for business following the Lease Commencement Date and continuously keep the Leased Premises open for business during such days and hours as the Shopping Center is open for business. Tenant agrees that it will not: (i) conduct any auction, fire, bankruptcy, going out of business or similar sale at the Leased Premises or the Shopping Center; (ii) store or display any merchandise on the sidewalks, parking areas or other Common Areas; (iii) distribute any advertising, handbills or conduct any other form of business solicitation within the Common Areas, or (iv) conduct any activity within the Leased Premises or the Common Areas which would be considered a nuisance or cause any objectionable odors, sounds or vibrations. Tenant shall keep the Leased Premises free of rodents, vermin, insects and other pests and provide regular extermination services when necessary. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises. Tenant may only use, handle, sell or store in the Leased Premises and/or Shopping Center Permitted Hazardous Materials. "Hazardous Materials" are materials which are deemed, under applicable Laws (as defined below), to be hazardous to health, safety or the environment. "Permitted Hazardous Materials" are Hazardous Materials of the type and quantities that are safely and legally found in first class shopping centers. Tenant's use, sale, storage and disposal of Permitted Hazardous Materials must comply with all environmental and other Laws, as defined below. Tenant shall be prohibited from operating a similar business within three (3) miles of the Shopping Center.

7. **Utilities.** Prior to the Lease Commencement Date, Tenant shall arrange (in its name) and pay for all gas, water, sewer, telephone and other utility services for the Leased Premises (the "Utilities"). Tenant shall pay for all Utilities consumed or used at the Leased Premises as and when due. If Tenant receives any of the Utilities through a shared meter (the "Shared Service") then: (i) Tenant will pay to Landlord Tenant's proportionate share (as reasonably determined by Landlord) of the total meter charges for Shared Service and (ii) Landlord shall have the right, at any time, to require Tenant to pay with the Monthly Rent Payment, one twelfth (1/12th) of Landlord's estimate of the Shared Service charge (which may be adjusted from time to time). The actual Shared Service charge will be reconciled at the end of each calendar year based on the actual charges for the Shared Service. If the estimated payments made by Tenant for the Lease Year are more or less than the actual charges for the Shared Service, then appropriate adjustments will be made with (a) Tenant paying any underpayment to Landlord, or (b) Landlord promptly applying the credit to Tenant's Rent account (or, if the credit is after the Expiration Date, pay the credit to Tenant). The delivery by Landlord to Tenant of bills and submeter records for any such Shared Service shall be conclusive for purposes of determining the amount(s) due by Tenant. In the event the Leased Premises is serviced by a Shared Service, Landlord shall have the right, but not the obligation, to: (1) install, at Tenant's costs, a separate submeter serving the Leased Premises to separately meter Tenant's consumption, and (2) hire a third party to read such submeter and bill Tenant directly (and Tenant shall pay such third party, as and when billed) all charges for utility consumption based on the submeter along with a reasonable administrative fee for same. Landlord shall have the right to service the Shopping Center (and to require Tenant to obtain its services from the provider) with solar generated or other renewable forms of electricity at cost competitive rates. Tenant agrees to cooperate with Landlord's obligations to comply with utility disclosure regulations and the collection of data relating to utility consumption at the Leased Premises.

8. **Maintenance and Repairs.** Tenant shall repair, maintain, replace and perform any required alterations or improvements to the following: (i) the Leased Premises, (ii) Tenant's signs, personal property, fixtures and equipment, (iii) the electrical, plumbing, sewerage, water, gas lines and equipment exclusively servicing the Leased Premises (whether inside or outside the Leased Premises), (iv) the heating, ventilating and air conditioning system ("HVAC") exclusively serving the Leased Premises, (v) the storefront of the Leased Premises, including the plate glass, windows, doors, hardware, trim or closure devices at the Leased Premises, and (vi) the fire sprinkler systems inside and/or exclusively servicing the Leased Premises. Such obligations of Tenant include the responsibility to keep all of the foregoing in a good and safe condition and in compliance with all governmental laws, codes, ordinances and regulations, including, but not limited to, those related to the accessibility requirements (collectively, the "Laws"). If the need arises due to Tenant's use of the Leased Premises and/or Tenant's Work (as defined in Article 10) to make or install any improvements or alterations to other portions of the Shopping Center (the "Required Repair"), Landlord may, at Tenant's cost, either require Tenant to make the Required Repair, or elect to make the Required Repair. Tenant shall cooperate with any efforts by Landlord to comply with Laws. Tenant shall maintain a service contract for seasonal maintenance of the HVAC with a licensed HVAC contractor, and, upon request, provide a copy of same to Landlord. All garbage, waste and refuse will be regularly removed by Tenant at Tenant's expense. Should Landlord have (or initiate) a uniform HVAC maintenance program or a trash removal program, Tenant agrees,

at Tenant's expense, to participate in the program(s) and use Landlord's designated contractor, provided its price is competitive with other licensed contractors in the region. Tenant shall, at its cost, remove from the sidewalks and Common Areas any rubbish or debris due to its activities and any snow or ice on the sidewalks adjacent to the Leased Premises. The roof, foundation, exterior of the perimeter demising walls, and load bearing structural columns are not a part of the Leased Premises and will be maintained by Landlord unless the need for the repairs arises out of an act or omission of Tenant, or its subtenants, licensees, employees, contractors, agents and/or anyone else claiming by, through, or under Tenant (the "Tenant Parties") (such as roof penetrations performed by or on behalf of Tenant or any of the Tenant Parties), in which case Landlord may either require Tenant to make the repairs, or elect to make the repairs at Tenant's cost. Landlord reserves the right to place signs or equipment (including utility equipment) and to perform additional construction within such areas. On the Expiration Date, Tenant shall remove its property and fixtures and surrender the Leased Premises in good condition and repair excluding reasonable wear, tear, and damage from casualties which Tenant is not required under this Lease to restore. Any personal property not removed shall be deemed abandoned by Tenant and shall become the property of Landlord. Landlord and its agents may enter the Leased Premises upon not less than twenty-four (24) hours' notice during normal business hours (and in the case of any emergency at any time and without notice) to: (a) make any repairs, alterations, or improvements, including the installation, maintenance, repair, upgrading or removal of pipes, wires and other conduits serving other tenant spaces or other parts of the Shopping Center, (b) permit persons to inspect the Leased Premises, and (c) perform other actions or rights by Landlord under this Lease. In exercising Landlord's rights pursuant to this Article, Landlord shall use reasonable efforts to not materially and adversely interfere with the operations of Tenant's business.

9. **Signs.** Promptly after the Lease Commencement Date, Tenant shall, at its sole cost and expense, install on the exterior windows of the Leased Premises temporary window signage announcing the forthcoming opening of Tenant's business. Prior to opening for business, Tenant must remove the temporary window signage and install an exterior sign on the façade of the Leased Premises. All of Tenant's exterior signage must: (i) conform to applicable Laws and the Shopping Center signage criteria which, if any, is attached to this Lease as Exhibit "C", (the "Sign Criteria") and (ii) be approved by Landlord in writing prior to being installed, which approval shall not be unreasonably withheld, conditioned, or delayed. On or before the Expiration Date Tenant must remove its exterior sign and repair/repaint the areas of the façade where the sign was located. Landlord reserves the right to periodically update or modify the Sign Criteria; if such action requires a change to Tenant's then existing sign(s), Landlord shall pay for such cost to bring the sign(s) in conformance with the new Sign Criteria and require Tenant to install, at its sole cost, new signage conforming to the revised Sign Criteria that must be approved by Landlord prior to installation. If Landlord has a designated sign vendor for the Shopping Center, then Tenant is required to use Landlord's designated sign vendor for the design, manufacture and installation of all exterior signage (provided the vendor rates for services are competitive) and Landlord shall have no obligation to review or approve any sign drawings which have not been prepared by Landlord's designated sign vendor. During the last six (6) months of the Lease Term, Landlord reserves the right to place a "For Lease" sign in the window of the Leased Premises. Landlord has approved the sign drawings attached hereto as Exhibit "C-1", if any, provided the drawings are approved and signed by Landlord. The drawings remain subject to governmental approval.

Tenant shall have the right, at its sole expense, to place a panel on both sides a directional sign as designated by Landlord, provided that Tenant obtains Landlord's approval of its sign design drawings (including the style and format of any lettering or logos thereon) as well as the approval of the City of Corona. The location and size of Tenant's panel shall be designated by Landlord in its sole discretion. In the event, within thirty (30) days after such sign has been constructed, Tenant fails to place a panel on such sign or fails to notify Landlord that it desires to place a panel on such sign, Tenant shall be deemed to have waived its rights to install a panel on such sign. Landlord shall have the right to relocate Tenant's panel to other positions on the sign from time to time. At all times that Tenant's panel is on the sign, Tenant shall be required to: (i) perform all maintenance and repairs to its panel, as and when directed by Landlord during the Lease Term, to keep same in a good, clean condition, and (ii) pay its pro-rata share of all costs and expenses incurred by Landlord in operating, maintaining, repairing, and lighting (if any) the sign as and when billed by Landlord. At the end of the Lease Term or earlier termination of the Lease Tenant shall be required to remove its panel from the sign.

10. **Construction.** Any alterations, remodeling or other improvements Tenant desires to make to the Leased Premises ("Tenant's Work"), shall be performed by Tenant: (i) at its sole cost and expense, (ii) in compliance with all Laws, and (iii) except as provided below, in accordance with Approved Plans (as defined below). Within thirty (30) days of the Effective Date, and before starting any other Tenant's Work or filing for building or other permits, Tenant must submit to Landlord, for its review and approval, plans and specifications for Tenant's Work (the "Plans"). Landlord shall inform Tenant of any objections to the Plans within thirty (30) days after receipt. If Landlord provides objections to the Plans, Tenant shall, within fifteen (15) days of receiving Landlord's objections, deliver to Landlord revised Plans, which Landlord shall accept or reject within the next fifteen (15) days. The term "Approved Plans" refers to the final Plans which have been approved by Landlord. Landlord's review and approval of Tenant's Plans is not an affirmation by Landlord that the Plans (or Tenant's Work) comply with applicable Laws nor does the approval impose any liability on Landlord. Before starting Tenant's Work, Tenant must provide to Landlord: (a) the Contractor Indemnity Agreement (attached as Exhibit "B-1") signed by Tenant's contractor, (b) certificates or other evidence that Tenant and its contractor have the insurance required by this Lease, and (c) permits or other evidence that Tenant has obtained all governmental approvals required for the construction of Tenant's Work. Once

Landlord receives and approves the foregoing, Tenant shall promptly commence and complete Tenant's Work in accordance with the Approved Plans. Tenant shall pay, when due, all charges for labor and materials associated with Tenant's Work. Before opening for business, Tenant must obtain and deliver to Landlord: (1) all governmental permits (including any certificate or occupancy) required for Tenant to use and occupy the Leased Premises (the "Occupancy Permits"), and (2) paid invoices for all Tenant's Work, along with final unconditional lien waivers from all contractors, subcontractors and materialmen who performed any Tenant's Work (the "Invoices and Lien Waivers"). Tenant is required to perform Tenant's Work in a manner that minimizes the disruption of ongoing business and other activities in the Shopping Center and limit its construction and staging areas to the interior of the Leased Premises. Each day, Tenant must remove any debris or materials in the Common Areas caused by Tenant's Work. Persons performing any portion of Tenant's Work are only allowed to park their vehicles in areas designated by Landlord. If Landlord or its representative inspects the Leased Premises and determines that Tenant's Work is not being done in accordance with the Approved Plans, Tenant shall immediately correct the deficiencies or omissions. Notwithstanding the foregoing, following Tenant's initial build-out, Tenant may make interior non-structural alterations (not to exceed Twenty-Five Thousand Dollars ($25,000)) to the Leased Premises which do not (i) affect any mechanical, structural or utility systems located in, or serving, the Leased Premises, or (ii) require a building permit without obtaining Landlord's consent. Tenant shall deliver to Landlord "as-built" plans or drawings of such alterations promptly after the alterations have been completed.

11. **Indemnification of Landlord.** Tenant shall defend, indemnify and hold Landlord (along with the Landlord Insured Parties [as defined below] and any fee owner of the Shopping Center) harmless from all losses, claims, liabilities, injuries, expenses (including reasonable legal fees), lawsuits and damages (i) claimed to have been caused by or resulted from any act, omission or negligence of Tenant or Tenant Parties no matter where occurring, (ii) occurring in the Leased Premises, (iii) for compensation or brokerage fees claimed by any broker or other party in connection with the making of this Lease (except for any broker with whom Landlord has agreed to compensate per separate agreement), (iv) arising out of any liens placed against the Leased Premises or the Shopping Center resulting from Tenant's Work or any act or omission of Tenant or the Tenant Parties (a "Tenant Lien"), (v) arising out of the use, storage or disposal by any of the Tenant Parties of Hazardous Materials (including, any Permitted Hazardous Materials) and (vi) arising out of any breach or default by Tenant. Landlord shall not be liable for any injury or any loss or damage to or interference with any merchandise, equipment, fixtures, or other personal property or the business operations of Tenant or anyone in the Leased Premises occasioned by: (a) the act or omission of persons occupying other premises in the Shopping Center; (b) any defect (latent or otherwise) in any building or the equipment, machinery, or utilities; (c) any breakage or leakage of the roof, walls, floor, pipes, sewerage and/or other equipment; (d) any backing up, seepage or overflow of water or sewage; and/or (e) flood, rain, snowfall or other elements or Acts of God, except to the extent caused by Landlord's negligence or willful misconduct with regard to (b),(c) or (d). Subject to the provisions of Articles 12 and 21(F), Landlord shall indemnify Tenant against any liability, or damage to third parties resulting from personal injury or property damage that occurs in the Common Areas provided such injury or damage does not arise out of any act, omission or negligence of Tenant or anyone claiming under Tenant or its subtenants, concessionaires, employees, contractors or invitees. In no event shall Landlord be liable for loss of business, punitive or consequential damages.

12. **Insurance; Waiver of Subrogation.** Tenant shall maintain: (i) property insurance for all Tenant's personal property and improvements (including, without limitation, any Tenant's Work), (ii) Comprehensive General Liability insurance (including bodily injury and property damage) insuring Tenant and Landlord with minimum coverage of Two Million Dollars ($2,000,000) combined single limit and a liquor liability insurance policy with a limit of liability of not less than $1,000,000 per occurrence and $2,000,000 general aggregate, (iii) umbrella liability insurance with not less than Three Million Dollars ($3,000,000) in coverage covering commercial liability and liquor liability, and (iv) business interruption insurance. During any period Tenant is constructing any Tenant's Work, Tenant (or its contractor) must maintain the following insurance: (a) Comprehensive General Liability insurance including Blanket Contractual Liability with minimum amount of Three Million Dollars ($3,000,000) Combined Single Limit for bodily injury and property damage, (b) Workers Compensation and Occupational Disease insurance with statutory limits and form as required by the state where the Leased Premises is located, and (c) Employer's Liability with a limit of not less than One Million Dollars ($1,000,000) for all damage. Tenant's (and its contractor's) insurance must (1) be primary and not secondary coverages, (2) be issued by an insurance company having an "AM Best Rating" of A-VIII or better, (3) name Landlord, its lender (if any) or any other party designated by Landlord as additional insureds (collectively, the "Landlord Insured Parties"), (4) contain a waiver of any right of recovery by way of subrogation against any Landlord Insured Parties in the event of any loss, (5) provide for a thirty (30) day written notice to the Landlord Insured Parties prior to cancellation or material change of coverage, and, (6) be for a term of not less than one (1) year. Prior to the Lease Commencement Date, and thereafter when each policy is renewed or replaced, Tenant must provide Landlord with certificates or copies of the declaration page evidencing the insurance coverages required by this Lease. Landlord and Tenant hereby release the other for property damage to the extent of the insurance it is required to carry under this Lease. Landlord and Tenant hereby release the other and all other persons claiming by, through or under it by way of subrogation from any and all liability for loss or damage to property to the extent covered by insurance policies which are required by this Lease and/or maintained by the party suffering the loss, even if such loss or damage is caused by the fault or negligence of the other or of any persons claiming by, through or under the other. Tenant and Landlord will cause their respective insurance companies to endorse their respective insurance policies to permit a waiver of subrogation.

13. **Destruction of Leased Premises; Eminent Domain.** If due to a fire, casualty, or eminent domain either: (i) the Leased Premises, or (ii) a substantial portion of the Shopping Center is materially damaged and/or rendered untenantable then Landlord shall have the option, within ninety (90) days after the date of casualty or notice of the eminent domain, on written notice to Tenant, to terminate the Lease, in which case the Lease shall end on the date specified in Landlord's notice. If the Lease is not terminated by Landlord, then Tenant shall, immediately on notice from Landlord, remove its fixtures, other property and debris as required by Landlord, and then Landlord shall rebuild the Leased Premises to the condition existing when the Leased Premises was originally delivered to Tenant; and on completion thereof, Tenant shall restore Tenant's property and promptly reopen for business. There will be a fair and equitable abatement of Rent during the period Tenant is unable to use the Leased Premises subject to any recovery Tenant is able to obtain from its own insurance carriers any Rent payment made during the period Tenant is unable to use the Leased Premises. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code. If after the restoration of the Leased Premises, the Floor Area is more or less than the Floor Area stated in this Lease, future Rent will be equitably adjusted to reflect the new size of the Leased Premises. If the Lease is terminated as a result of eminent domain, Tenant: (a) shall not be entitled to any part of Landlord's award or damages, but (b) may assert its own claim for damages from the condemning authority as long as it does not reduce Landlord's award or damages. Tenant hereby waives any and all rights that it may otherwise have pursuant to Section 1265.010 of the California Code of Civil Procedure. In the event the structure of the Leased Premises is substantially damaged as a result of fire or other casualty, to the extent that Tenant cannot reasonably operate its business, and the casualty did not arise out of any act or omission of Tenant, and Tenant desires to know Landlord's estimate of the time it will take to complete the repairs, Tenant shall, within sixty (60) days after the date of casualty, give Landlord written notice specifically citing this Article and requesting that Landlord give an estimate of the time it will take to complete the repairs. Landlord shall respond to Tenant within thirty (30) days after its receipt of Tenant's notice. In the event Landlord reasonably estimates that it will take more than one (1) year (from the date of the casualty) to complete the repairs, then Tenant shall have the right to terminate this Lease by giving ten (10) days written notice to Landlord within ten (10) days after receiving Landlord's response.

14. **Tenant Default; Attorney's Fees; Mitigation.** A "Tenant Default" shall be deemed to have occurred when Tenant fails to: (i) make any Rent payment (or other payment required by this Lease) within five (5) days after the date the payment was originally due, (ii) remove, bond or discharge any Tenant Lien within ten (10) days after written notice of such Tenant Lien (failing which, in addition to all other rights and remedies hereunder, Landlord may bond or otherwise remove the Tenant Lien and collect all expenses incurred from Tenant as Additional Rent), (iii) Tenant fails to timely execute and deliver any instruments or certificates required under Articles 12, 15 or 18, it being understood and agreed that no additional notice or grace period shall be required for such failure to constitute a Tenant Default, or (iv) perform or observe any other obligation of Tenant under this Lease within thirty (30) days after receipt of written notice from Landlord. Upon the happening of a Tenant Default, Landlord shall have all rights and remedies available at law or equity provided by Section 1951.4 of the California Civil Code, and including without limitation:

(1) enter the Leased Premises and dispossess Tenant and all other occupants and their property by legal proceedings or use of reasonable force (if pursuant to law, court order, judgment or decree), and Tenant hereby waives any claim it might have for trespass or conversion or other damages if Landlord exercises such remedies in accordance with applicable law, court order, judgment or decree, and Tenant hereby waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future law, in the event Tenant is evicted or Landlord takes possession of the Leased Premises by reason of any Tenant Default; or

(2) perform such duty or obligation on Tenant's behalf including, but not limited to, the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals (the costs and expenses incurred by Landlord to perform or cure the foregoing on behalf of Tenant will be considered Additional Rent which Tenant will be obligated to pay to Landlord upon demand), or

(3) terminate Tenant's right to possession of the Leased Premises by any lawful means, in which case this Lease and the Lease Term hereof shall terminate and Tenant shall immediately surrender possession of the Leased Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant, in addition to Landlord's other remedies, all damages allowed under Section 1951.2 of the California Civil Code, including without limitation: (i) the worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus (ii) the worth at the time of the award of the amount by which any unpaid Rent which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which any unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of repairing the Leased Premises and reasonable attorneys' fees and the portion of any leasing commission paid by landlord in connection with this Lease applicable to the unexpired term of this Lease; plus (v) at Landlord's election, such other amounts in addition to, or in lieu of the foregoing as may be permitted from time to time by applicable California law. Damages shall be due and payable from the

date of termination. The worth at the time of award of the amount referred to in provisions (i) and (ii) of above shall be computed by adding interest computed at the Default Interest Rate. For purposes of clause (iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Leased Premises are located at the time of award plus one percent (1%); or

(4) not terminate Tenant's right to possession because of the Tenant Default, but continue this Lease in full force and effect; and in that event: (i) Landlord may enforce all rights and remedies under this Lease, including the right to recover Rent and all other charges due hereunder as Rent and such other charges as shall become due pursuant to California Civil Code Section 1951.4; and (ii) Tenant may assign its interest in this Lease with Landlord's prior written consent, which consent shall not be unreasonably withheld, in accordance with the provisions of this Lease; or

(5) without terminating this Lease and Tenant's right to possession of the Leased Premises, to reenter the Leased Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid Rent which may be or become payable, or which may thereafter become payable, and to relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable (Landlord being under no obligation to do so); provided that even though Landlord may have reentered the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease and Tenant's right to possession of the Leased Premises, it being further agreed that should Landlord reenter the Leased Premises, Landlord shall not be deemed to have terminated this Lease or have accepted a surrender thereof by any such reentry, unless Landlord notifies Tenant in writing that it has so elected to terminate this Lease and Tenant's right to possession.

Upon a Tenant Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid above: (i) costs and expenses incurred by Landlord to obtain possession of the Leased Premises; (ii) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; (iii) the costs of removing, storing and/or disposing of Tenant's or other occupant's property; (iv) the amount of all damages suffered by Landlord as a result of the Tenant Default prior to termination or recovery of the Leased Premises as the case may be; (v) the cost of making repairs and replacements required to be made by Tenant hereunder, and of performing all covenants of Tenant relating to the condition of the Premises; (vi) the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; (vii) the unamortized amount of any so-called "tenant allowance", "construction allowance", "free-rent" or other economic concessions by Landlord to Tenant as an inducement, in full or in part, to enter into this Lease (any such amounts being amortized evenly over the initial term of this Lease), and (viii) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies at law, equity or hereunder, including reasonable attorneys'; fees (which shall not be less than fifteen percent (15%) of all sums then owing by Tenant to Landlord) and litigation and court costs).

The Remaining Rent may be recovered monthly or Landlord may elect (if allowed by Laws) to accelerate the Remaining Rent (for loss of a bargain and not as a penalty). In any litigation concerning this Lease, the non-prevailing party must pay the reasonable attorneys' fees, court costs and other expenses incurred by the prevailing party. Tenant may interpose any mandatory or compulsory counterclaims that, by operation of law, would be lost if not brought in Landlord's action. If required by Laws, Landlord will make reasonable efforts to mitigate its damages, but, Landlord is not obligated to lease the Leased Premises at below market rent or to a tenant Landlord, in its sole judgment, deems undesirable, nor is Landlord required to relet the Leased Premises before other stores Landlord may have available for lease. The costs of any reletting are part of the damages Landlord may recover upon a Tenant Default. **TO THE EXTENT ALLOWED BY LAWS, LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION.**

15. **Subordination; Quiet Enjoyment.** This Lease is subject and subordinate to all matters of record which now or hereafter encumber the Shopping Center and/or Landlord's interests in the Shopping Center (the "Encumbrances"). This clause shall be self-operative and no further instrument of subordination shall be required, but if requested by Landlord, Tenant will execute instruments acknowledging the subordination. If Landlord transfers (by sale or foreclosure [or deed in lieu], or by virtue of termination of any underlying lease) its interest in this Lease or the Shopping Center, Tenant shall, if requested, attorn to such transferee and execute instruments acknowledging the attornment. Subject to the Encumbrances and the terms of this Lease, Landlord covenants that, absent a Tenant Default, Tenant's peaceful and quiet enjoyment of the Leased Premises shall not be disturbed by Landlord or anyone properly claiming through Landlord.

16. **Assignment and Subletting.** Tenant shall not, directly or indirectly, without the prior consent of Landlord, which : (i) assign this Lease, (ii) sublet all or a part of the Leased Premises, (iii) pledge, mortgage or hypothecate this Lease or any interest herein, or (iv) if Tenant is a business entity permit the sale or transfer of any ownership interest in Tenant which results in a change of control or management of Tenant ("Transfer"). Tenant expressly agrees to this prohibition of assignment and subletting and recognizes that Landlord has entered into this Lease with Tenant for the purpose of obtaining for the Shopping Center the unique attraction of Tenant's business and the Permitted use and product line associated with Tenant's business. As a result, Tenant acknowledges that the restrictions on Transfer described in this Lease are reasonable for all purposes, including, without limitation, the provisions of California Civil Code Section

1951.4(b)(2). Moreover, if Tenant requests Landlord's consent to an assignment of the Lease to a new occupant who would use the Leased Premises for the Permitted Use, and Tenant is not in monetary or other material default under the Lease at that time, Landlord shall not unreasonably withhold its consent to such an assignment. Before engaging in any Transfer, Tenant must provide Landlord with thirty (30) days prior written notice of the proposed Transfer together with all of the documents and information related to the Transfer, including the experience and financial capabilities (including financial statements) of the parties to the Transfer (the "Proposed Transferee") in a form and content reasonably acceptable to Landlord. Landlord may request additional information and will charge Tenant a fee to compensate Landlord for the costs in reviewing the Transfer request, which is currently Two Thousand Five Hundred Dollars ($2,500) per request. In any assignment, the assignee must assume this Lease in writing on Landlord's form. Unless Landlord provides written notice that it approves the Transfer request, within thirty (30) days after its receipt of all the information required by this Article, Landlord will be deemed to have denied its consent to the Transfer. Consent by Landlord to one or more Transfers shall not: (i) operate as a waiver of Landlord's rights as to any subsequent Transfers, or (ii)release the tenant engaged in the Transfer (or its Guarantor) from any obligations, liabilities or covenants under this Lease (or the Guarantor's guaranty).

Among other considerations, Landlord shall have the right to withhold consent to a Transfer if the amounts received by Landlord pursuant to this Lease would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision thereto or which would cause any other income of Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. It is further agreed that Landlord shall be deemed to have reasonably withheld its consent to a Transfer in the event that:

(1) A Tenant Default exists and the Tenant Default has not been cured as and when required by this Lease or concurrently, with the closing of the Transfer; or

(2) Landlord determines the Proposed Transferee does not have a tangible net worth greater than or equal to that of Tenant as of (i) the date of this Lease, or (ii) the date of the closing of the proposed Transfer, whichever is greater; or

(3) Landlord determines that the Proposed Transferee has failed to demonstrate to Landlord that the Proposed Transferee (i) possesses a minimum of five (5) years of management experience in the retail sales engaged in the Permitted Use or (ii) has experienced profits during each of the most recent three (3) years of this activity; and/or (iii) a good national reputation in the retail sales industry that is at least as good as that of Tenant; or

(4) The Proposed Transferee requests Landlord to consent to any change in the Permitted Use or to any term or provision of this Lease; or

(5) The Proposed Transferee or its principals (i) is an occupant of space in the Shopping Center, or (ii) is negotiating with Landlord or its affiliates for comparable space during the six (6) months prior to the Transfer; or (iii) is either a governmental agency or instrumentality thereof; or

(6) If the Transfer is an assignment of this Lease, the Proposed Transferee fails to assume in writing, in a document provided Landlord, all of the obligations of Tenant under this Lease; and/or

(7) If the Transfer is a sublease, the sublease fails to expressly provides that it is subject to the provisions of this Lease and that in the event that this Lease is terminated for any reason, the subtenant will promptly surrender possession of the Premises in accordance with the provisions of this Lease unless, Landlord has provided written notice to the subtenant that Landlord has elected to keep the sublease in full force and effect in which situation the sublease shall become a direct lease by and between Landlord and subtenant for the balance of its term. However, Landlord will have no obligation with respect to (i) any amendments or modifications made to the sublease without the prior consent of Landlord; (ii) the payment of any allowances or other financial concessions or inducements which the subtenant was entitled to under the sublease; or (iii) any claim, counterclaim, defense or liability arising under the sublease prior to the date that Landlord has elected to recognize the sublease as a direct lease between subtenant and Landlord.

Notwithstanding any Transfer, unless specifically approved by Landlord, the Leased Premises shall continue to be used only for the Permitted Use. It will not be considered unreasonable if Landlord, as a condition to its consent to a Transfer, requires the Proposed Transferee to provide to Landlord adequate assurance (in Landlord's reasonable opinion) of the financial ability of the Proposed Transferee to perform the obligations of Tenant under the Lease, which may include, but are not limited to, Landlord requiring a guaranty by an individual or entity acceptable to Landlord or by Proposed Transferee depositing with Landlord additional sums that will be added to the Security Deposit at the time of the Transfer.

Moreover, in the event that the Proposed Transferee requests that Landlord, as a condition to the Transfer, approves a change in the Permitted Use of the Leased Premises to another lawful retail use, it is agreed that Landlord may, in determining whether to grant its consent to the change in use, consider any reasonable factor. It is further agreed that Landlord shall be deemed to have reasonably withheld its consent in the event that, the proposed change in use would (i) violate any exclusive or other agreement affecting the Shopping Center to which Landlord is a party or is bound; (ii) be duplicative of a current use in the Shopping Center or would not assist in achieving Landlord's reasonable goal that the Shopping Center contain a diversified mix

of retail tenants which offers to the public a variety of goods and services; (iii) violate any applicable law; (iv) the use would involve the generation, storage, use, treatment, or disposal of Hazardous Materials; or (v) not be consistent with the character and nature of other uses at the Shopping Center.

If Tenant contends that Landlord has acted unreasonably or has breached its obligations under this Lease by wrongfully conditioning, withholding or delaying its consent to a proposed Transfer, Tenant's sole and exclusive remedy in connection therewith shall be equitable or injunctive relief to enforce the terms of this Lease. Landlord shall be liable to Tenant for any monetary or consequential damages resulting from Landlord's act or failure to act in connection with any proposed Transfer, and no such act or failure to act shall constitute a constructive eviction of Tenant or permit Tenant to terminate this Lease. Furthermore, Tenant shall not be entitled (and Tenant hereby waives any right Tenant may have under Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect to the maximum extent permitted by Law) to receive any consequential, special or indirect damages based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer. Instead, any such claim of Tenant shall be limited to the foreseeable, direct and actual damages incurred by Tenant. Tenant hereby waives any right Tenant may have under Section 1995.310 of the California Civil Code, or any similar or successor Laws, now or hereinafter in effect, or any right at law or equity, to terminate this Lease based upon a claim that Landlord unreasonably withheld its consent to a proposed Transfer.

17. **Relocation.** Landlord may, at any time, require Tenant to relocate from the Leased Premises (the "Present Premises") into other comparable space in the Shopping Center (the "New Premises") located within the Permissible Relocation Area as shown on Exhibit "A" attached hereto. Tenant will move its business operations, inventory, fixtures, equipment and signs to the New Premises within sixty (60) days after notice from Landlord. Landlord shall deliver the New Premises to Tenant in the same condition that Landlord delivered the Leased Premises. Landlord shall reimburse Tenant for the reasonable and actual costs incurred by Tenant in connection with moving Tenant's furniture, equipment, supplies and other personal property to the New Premises within thirty (30) days after Tenant has: (i) relocated to the New Premises, (ii) reopened for the Permitted Use in the New Premises, and (iii) provided Landlord copies of the paid invoices for the costs. The New Premises will become the Leased Premises for purposes of this Lease and the provisions of this Lease shall apply to the New Premises from and after the date Tenant is required to move. Notwithstanding the foregoing, in the event that, in Tenant's reasonable opinion, the space to which Landlord intends to relocate Tenant is not comparable to the Present Premises, then Tenant shall have the right, as its sole and exclusive remedy, to terminate the Lease on sixty (60) days prior written notice to Landlord within thirty (30) days after the date Tenant receives notice from Landlord that it must relocate. If Tenant does not provide this notice timely, then Tenant shall be required to relocate in accordance with Landlord's notice. In the event Tenant elects to terminate the Lease pursuant to this Article, Landlord shall have the option, within thirty (30) days of receipt of Tenant's notice to terminate, to rescind its request to relocate. If Landlord rescinds this request, Tenant's notice to terminate shall be deemed a nullity and the Lease shall continue in full force and effect. If Landlord does not rescind its request to relocate within thirty (30) days of receipt of Tenant's notice to terminate, the Lease shall terminate on the sixtieth (60th) day after Landlord's receipt of Tenant's notice of termination referred to above.

18. **Estoppel Certificates.** Upon ten (10) business days written notice, Tenant and Landlord shall deliver to the requesting party a signed and acknowledged written statement addressed to Landlord or Tenant, as applicable (or such other parties as the requesting party may designate), on the requesting party's form (or such other commercially reasonable form), certifying: (i) the date of this Lease, (ii) that this Lease is in full force and effect and unmodified (except as stated), (iii) the monthly Base Rent and Additional Rent payable during the Lease Term and the date to which the Rent has been paid, (iv) whether the requesting party is in default, or if there are any offsets, defenses, or counterclaims against the requesting party, and (v) any additional reasonably requested information.

19. **OFAC.** Tenant and Landlord represent and warrant to each other that neither the representing party, nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of such representing party, any agent or affiliate or representative of such party: (i) is the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person" (collectively, "Sanctions")), (ii) is engaged in activities in violation of Sanctions; or (iii) has been convicted, pleaded nolo contendere, indicted, arraigned or detained on charges involving money laundering or predicate crimes to money laundering. In the event any of the representations in this Article are determined to be false now or at any time during the Lease Term, Tenant shall be deemed to have committed an incurable default, entitling Landlord, in addition to all other remedies at law or in equity, to immediately terminate this Lease on written notice to Tenant.

20. **Shopping Center Redevelopment.** Landlord reserves the right (but is not obligated) to redevelop all or any part of the Shopping Center and/or renovate the facade of the building housing the Leased Premises (the "Redevelopment"). If Landlord proceeds with a Redevelopment, the configuration of the Shopping Center (including its buildings and Common Areas) shown on the Site Plan may be modified due to changes in the number, dimensions, and/or locations of buildings, parking areas, drives, exits, entrances, walks and other Common Areas of the Shopping Center. Landlord's Redevelopment activities and work may disrupt the normal business activities of the Shopping Center. If a Redevelopment affects the façade of the building in which the Leased Premises is located, upon Landlord's request, Tenant shall remove its exterior signage and

fabricate and install, at Landlord's cost, a temporary sign or banner as directed by Landlord and reasonably satisfactory to Tenant. At Landlord's request, Tenant will remove the temporary signage and reinstall its permanent signage permitted by this Lease. In exercising Landlord's rights pursuant to this Article, Landlord shall act reasonably in an effort to not materially and adversely interfere with the operations of Tenant's business, including access to the Leased Premises from the Common Areas.

21. **Miscellaneous Provisions.**

A. The Lease contains the entire agreement between the parties and can only be modified by a document signed by both Landlord and Tenant. All prior discussions, communications or statements (whether written or oral) between Landlord and Tenant concerning the transactions in this Lease have been superseded by this Lease.

B. The Lease may be signed in counterparts or by email, or other electronic methods acceptable to the parties. If Tenant is more than one individual or legal entity, they are all jointly and severally liable. This Lease (or any memorandum) may not be recorded in any public records.

C. Tenant represents that: (i) other than the Broker, it has not dealt with any broker or other person entitled to compensation in connection with this Lease, and (ii) the person signing this Lease as, or on behalf of, Tenant is duly authorized to execute this Lease on behalf of Tenant. In addition, Tenant hereby represents to Landlord that, as of the Effective Date and throughout the Lease Term (as the same be extended), it is not (i) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), that is subject to Section 4975 of the Code, or (iii) an entity deemed to hold "plan assets" of any such employee benefit plan or plan. In addition, Tenant represents, warrants and covenants to Landlord that it is not a "governmental plan" as defined in Section 3(32) of ERISA and is not subject to State statutes regulating investments of and fiduciary obligations with respect to government plans which would be violated by the transactions contemplated by this Lease.

D. Any Rent not paid when due shall bear interest at fifteen percent (15%) per annum from the date such amount was originally due until paid. In addition, Tenant shall pay Landlord a Fifty Dollar ($50) late charge for each such late payment. No payment by Tenant or acceptance by Landlord of a lesser amount of Rent due from Tenant shall be deemed payment on account, and Tenant's payment of a lesser amount with a statement that the lesser amount is payment in full shall not be deemed an accord and satisfaction. Landlord's waiver of events that would be a Tenant Default, or the acceptance by Landlord of a partial, late or less than full payment or performance by Tenant of its obligations under this Lease is not a waiver by Landlord of any of the provisions of this Lease. Any waiver by Landlord: (i) must be in writing; (ii) is limited to the scope and duration specified in the waiver; and (iii) is only valid if signed by Landlord. If any person other than Tenant shall pay Rent, the acceptance by Landlord of a payment from any person other than Tenant is not a waiver by Landlord of any provision of this Lease nor creates any relationship between the payor and Landlord. Landlord shall have the sole right to designate the manner in which Rent payments received from Tenant are applied to Tenant's Rent account. This Lease shall be construed in accordance with and governed by the laws of the jurisdiction where the Shopping Center is located, without giving effect to any conflict of laws provision thereof. If a court determines any provision of this Lease (other than Tenant's obligation to pay Rent) is invalid, the remainder of this Lease shall not be affected.

E. Any occupancy of the Leased Premises by Tenant (or anyone claiming by, through, or under Tenant) after the Expiration Date shall be as a tenant at sufferance on the same terms and provisions of this Lease, but during such period the Base Rent will be double the Base Rent due on the day before the Expiration Date.

F. The liability of Landlord under this Lease is limited solely to its interest in the Shopping Center. No other assets of Landlord are subject to any claim of Tenant. This Lease is binding upon the permitted heirs, assigns and successors in interest to the parties. "Tenant" includes the persons named expressly as Tenant and its permitted transferees, successors and assigns. "Landlord" means only the then-owner of the lessor's interest in this Lease, and in the event of a transfer by Landlord of its interest in this Lease and the assumption of this Lease by the transferee, the transferor shall be automatically released from all liability and obligations as Landlord subsequent to the transfer.

G. Landlord and Tenant will each be excused from performing any obligation hereunder for such period of time it is delayed from doing so by an Act of God, inclement weather, war, civil commotion, casualty, terrorism, labor difficulties, government regulations, delays in obtaining governmental permits and approvals, including delays resulting from third party appeals, or other causes beyond its reasonable control. Nothing in this Lease shall excuse or permit delay of the time for Tenant to pay Rent or other money or to obtain and maintain insurance policies.

H. If Landlord is unable to deliver the Leased Premises by the end of one (1) year after Landlord's execution of this Lease, then either party may terminate this Lease by giving thirty (30) days written notice to the other at any time thereafter and prior to tender.

I. Notices must be in writing and sent by certified mail return receipt requested, or by a nationally recognized overnight courier service to Tenant or Landlord at the addresses set forth above. Notices shall be effective on

the earlier of: (i) the date received, or (ii) the date delivery refused. Notices given by Landlord may be given by Landlord, its agent or attorney in any manner permitted by applicable law.

J. The parties hereby each agree that its authorized signatories may receive and review this Lease via electronic record and may sign this Lease via electronic digital signature (i.e., DocuSign or similar electronic signature technology), and the parties may rely on such electronic digital signatures as if they are original signatures by each party or duly authorized representatives of each party.

22. **California Certified Access Specialist Inspection.**

Pursuant to the requirements of California Civil Code Section 1938, Landlord hereby notifies Tenant that the Leased Premises has not been inspected by a California Certified Access Specialist (a "CASp"). As required by California Civil Code Section 1938(e), Tenant is hereby notified that:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

Should Tenant elect to have the Leased Premises inspected by a CASp (the "Inspection"), the Inspection will be at Tenant's sole cost and expense, limited to the Leased Premises and must be performed by a CASp who has been approved or designated by Landlord prior to the Inspection or by a CASp. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Shopping Center and at a time mutually convenient to Landlord and Tenant. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp (the "Report"), (ii) keep the information contained in the Report confidential, except to the extent required by law or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal law as well as any other improvements or alterations required by the Report or that may be otherwise required to comply with applicable Laws or accessibility requirements (the "Access Improvements"). In the event there is a need to perform Access Improvements, Tenant agrees that it will promptly complete all of the Access Improvements, at its sole cost and expense, as part of Tenant's Work or alterations to the Leased Premises, in accordance with Plans approved by Landlord pursuant to this Lease. This Section only applies to the Access Improvements and does not in any way amend or modify any other repair, maintenance, compliance with Law or other obligation of Landlord or Tenant under this Lease. Tenant shall, upon five (5) days prior Notice, to provide to Landlord, at Tenant's sole cost and expense, a current CASp Report, prepared by a CASp approved or designated by Landlord, that evidences Tenant's compliance with its obligations under this Section.

23. **Options to Extend Lease.** (A) Provided Tenant is not in default of the Lease and has faithfully performed the terms or conditions of the Lease and Tenant is in actual physical possession of all of the Leased Premises (and operating and open for business as contemplated by this Lease, in all of the Leased Premises), Tenant shall have the right to extend the term of this Lease set forth in Article 1 (the "Original Term") for two consecutive additional periods of five years each (the "First Additional Term" and the "Second Additional Term", as may sometimes be referred to herein collectively as the "Additional Terms"). In order to exercise an option, Tenant must deliver to Landlord written notice at least one (1) year prior to the expiration of the then current Term, of its election to exercise its option, TIME BEING OF THE ESSENCE with respect to such notice. Such notice of election to extend the term of the Lease shall be irrevocable. Except as specifically set forth herein, the Additional Terms shall be upon all of the terms and conditions of the Lease except that any articles which were intended to be one time, initial provisions or concessions (such as free Rent, Landlord Work, or a Tenant improvement allowance) shall be deemed to have been satisfied and shall not apply to the Additional Terms. Also, there shall be no option to extend the term of the Lease beyond the Second Additional Term. The exercise of the option for the First Additional Term is a condition precedent to the exercise of the option for the Second Additional Term. The renewal options set forth in this Article are exclusively for the benefit of GLOBAL CC GROUP, INC. and shall not be available to any successor, assignee, subtenant or transferee of GLOBAL CC GROUP, INC.'s. In the event of any assignment, subletting, or other transfer of GLOBAL CC GROUP, INC.'s interest in this Lease or the Leased Premises, this Article shall be deemed deleted from the Lease.

(B) Option Base Rent - First Additional Term. In the event Tenant exercises its option to extend the Lease Term for the First Additional Term as provided above, the Base Rent during each Lease Year of the First Additional Term shall be as set forth in Article 1(H)(i).

(B-1) Option Base Rent – Second Additional Term. In the event Tenant exercises its option to extend the Term of the Lease as provided above, the annual Base Rent for the first Lease Year of the Second Additional Term (the "Adjustment Year") shall be the then fair market rental ("Market Rate") applicable to

the Leased Premises. On the commencement date of each Lease Year after the expiration of the Adjustment Year, the Base Rent for the forthcoming Lease Year will be an amount equal to the Base Rent for the immediately preceding Lease Year plus the Adjustment Factor, and the Gross Sales Base shall be an amount equal to the annual Base Rent divided by the Percentage Rent Rate. Each adjustment required by this subparagraph shall be automatic and effective as of the first day of the Lease Year in question.

(C) Determination of Market Rate. For purposes hereof the term "Market Rate" shall mean the annual amount per rentable square foot that comparable landlords of comparable shopping centers in the vicinity of the Shopping Center have accepted in Comparable Transactions. "Comparable Transactions" refers to shopping center leases executed within a twelve (12) month period prior to the commencement of the Adjustment Year that meet the following criteria (i) the tenant in question (the "Comparable Tenant") must have comparable financial strength and business experience as the Tenant; (ii) the premises demised to the Comparable Tenant must be (1) located within a shopping center of age size and quality substantially the same as the Shopping Center and (2) similar in size to the Leased Premises, and (iii) the term of the lease must be no less than the unexpired Additional Term(s). The intent is that Landlord will obtain the same rent and other economic benefits that Landlord would otherwise make and receive in Comparable Transactions.

Landlord shall determine the Market Rate by using its good faith judgment and its experience in the marketplace. Landlord shall provide written notice of such amount within thirty (30) days after the date Landlord has received Tenant's Option Notice. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the new rental within which to provide Landlord with written notice either (i) accepting the Landlord's determination (the "Acceptance Notice") or (ii) objecting to the Landlord's determination (the "Objection Notice") and concurrently with the notice submitting to Landlord a report (the "Tenant's Report") prepared by a Qualified Broker (as hereinafter defined) selected by Tenant (the "Tenant's Broker") setting forth its determination of the Market Rate (the "Tenant's Market Rate") along with the Comparable Transactions used to determine the Tenant's Market Rate. The failure of Tenant to provide the Objection Notice or Tenant Report prior to the expiration of the Tenant's Review Period shall conclusively be deemed its approval of the Market Rate determined by Landlord.

Provided Tenant has submitted the Objection Notice and Tenant's Report to Landlord prior to the expiration of the Tenant's Review Period, then Landlord and Tenant shall attempt to agree upon such Market Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord's receipt of the Objection Notice and Tenant's Report ("Outside Agreement Date"), then Tenant's Broker and Landlord shall each appoint a Qualified Broker within twenty (20) days thereafter. Once appointed, the two Brokers will have five (5) business days after the date both Brokers have been selected, to notify Landlord and Tenant in writing that either: (i) they have jointly determined which of the Landlord's Market Rate or Tenant's Market Rate is most reflective of Market Rate, or (ii) they have not been able to reach the foregoing determination, and as a result, have jointly selected a third Qualified Broker (the "Third Arbitrator"). The Third Arbitrator shall, within five (5) days of his or her appointment, notify Landlord and Tenant, in writing, as to whether the Landlord's or Tenant's submitted Market Rate is in the Third Arbitrator's determination most reflective of the Market Rate. The decision of the Third Arbitrator shall be binding upon Landlord and Tenant. The decision of the Brokers and Third Arbitrator is limited solely to a determination as to whether the Landlord's or Tenant's submitted Market Rate is in their respective determination most reflective of the Market Rate; they are not permitted to average or arrive at some other compromise determination. Any fees charged by a Broker for participating in the determination of Market Rate, shall be borne by the party appointing the Broker; however, if a Third Arbitrator is selected, the costs charged by the Third Arbitrator shall be paid by Landlord and Tenant equally. For purposes of this Section, a "Qualified Broker" refers to commercial real estate broker or appraiser who over a five (5) year period prior to its appointment has been active in the leasing of Comparable Transactions in the vicinity of the Shopping Center. The Tenant's Broker or any person employed with the Tenant's Broker may not act as the Third Arbitrator.

24. **Tenant Improvement Allowance.**

A. In consideration of Tenant's initial construction of Tenant's Work in accordance with the Approved Plans, Landlord agrees to provide Tenant with a one-time allowance equal to the lesser of (i) the actual cost of Tenant's Work, or (ii) the sum of Thirty Eight Thousand Five Hundred Dollars ($38,500.00) (the "Tenant Improvement Allowance"). The Tenant Improvement Allowance may only be used to reimburse Tenant for the actual costs incurred by Tenant in constructing Tenant's Work (which costs may include reasonable costs incurred for architect's, engineering, or permitting fees associated with Tenant's Work, but specifically excludes costs incurred for Tenant's personal property, furniture, trade fixtures, equipment, inventory, and signs). If the cost of Tenant's Work exceeds the Tenant Improvement Allowance, such excess amount shall be borne solely by Tenant. Landlord will have no obligation to provide Tenant the Tenant Improvement Allowance during a Tenant Default, and until Tenant has satisfied the following conditions (the "Disbursement Conditions"):

(i) Completed Tenant's Work in accordance with the Approved Plans and installed Tenant's signage, approved by Landlord, on the exterior façade of the Leased Premises;
(ii) Opened the Leased Premises for business to the public for the Permitted Use;
(iii) Supplied to Landlord's property manager a written request accompanied with all of the following: (a) the Occupancy Permit (see Article 10 of the Lease); (b) the Invoices and Lien

Waivers (see Article 10 of the Lease); (c) final as-built plans for Tenant's Work; and (d) a signed W-9 for the Tenant.

If the Disbursement Conditions are not satisfied within one hundred and eighty (180) days after the Rent Commencement Date, Tenant will forfeit any right to the Tenant Improvement Allowance. In addition, Landlord will not be obligated disburse the Tenant Improvement Allowance while there is a Tenant Default.

B. Landlord and Tenant acknowledge and agree that all alterations, improvements, repairs or installations made by Tenant to or upon the Leased Premises which are funded by the Tenant Improvement Allowance, or the costs of which are reimbursed to Tenant by the Tenant Improvement Allowance, are and shall always remain the property of Landlord. It is expressly agreed and acknowledged that the payment of the Tenant Improvement Allowance is subject in all respects to satisfaction of certain conditions set forth in this Article, which conditions were bargained for by the parties and consideration was given. The economic terms of this Lease would have been different (and less beneficial to Tenant) had these conditions to payment not been agreed to by the Tenant and are binding upon any assignee.

C. Upon a Tenant Default, the Tenant will no longer have any right to the Tenant Improvement Allowance. In addition, if prior to the disbursement of all the Tenant Improvement Allowance, there is a breach by Tenant of its obligations under this Lease, Landlord may deduct from the Tenant Improvement Allowance the amounts needed to cure the breach or to reimburse the Landlord for any costs or expenses Landlord may incur because of the Tenant Default. Furthermore, should Tenant (or its Guarantor), at the time prior to the disbursement of the Tenant Improvement Allowance be subject to any voluntary or involuntary action brought under Title 11 of the U.S. Code or similar Laws (collectively the "Bankruptcy Action") the Landlord is not obligated to disburse the Tenant Improvement Allowance until such time as (i) the Bankruptcy Action has been dismissed or discharged, or (ii) Tenant (or a Transferee approved by Landlord) has (1) assumed this Lease pursuant to a "final order" order of the court handling the Bankruptcy Action and (2) provided Landlord sufficient "adequate assurance of future performance" (as defined under the Bankruptcy Code) of its ability to satisfy all of Tenant's obligations under this Lease.

25. **New HVAC.** Provided Tenant, within thirty (30) days after the Lease Commencement Date: (i) activates utility services for the Leased Premises and transfers the utility accounts for the Leased Premises to its name, and (ii) sends written notice to Landlord thereof, then prior to the 30th day after Landlord receives such notice, Landlord shall furnish and install one (1), five (5) ton roof-top heating, ventilation, and air conditioning unit.

26. **HVAC, Plumbing and Electric.** Prior to the date Landlord tenders possession of the Leased Premises to Tenant, Landlord shall service the HVAC unit(s), plumbing and electrical systems serving the Leased Premises as necessary to bring these systems to good working order.

27. **Fire Extinguisher.** Tenant shall install (and maintain and replace as necessary) a fire extinguishing system and grease filters within the hood and duct of the cooking facility which satisfies the requirements now and hereafter established by municipal codes and Landlord's property insurer and to provide Landlord with a certificate evidencing that this system has been installed. Tenant acknowledges that grease can damage the roof. Therefore, Tenant agrees to regularly clean and maintain the cooking exhaust system and ductwork (consistent with industry standards and manufacturers recommendations) in order to avoid offensive odors and to prevent damage to the roof. Additionally, Tenant shall install (and maintain and replace as necessary) any additional equipment necessary to protect Landlord's roof system from grease (e.g., a sand pan).

28. **Grease Traps.** Tenant shall install (and maintain and replace as necessary) grease traps immediately outside the Leased Premises connecting all lines from the Leased Premises to the main sanitary branch. The grease traps shall be installed in compliance with all local laws and regulations. Any upgrading to the sanitary or sewer lines necessitated by the installation of the grease traps shall be performed at Tenant's expense. Tenant shall restore any parking or landscape area disturbed in connection with the installation of these traps to a condition equal to that existing prior to the work.

END OF GENERAL TERMS AND PROVISIONS

EXHIBIT A

This site plan is intended to be an approximate depiction of the Shopping Center. No representation or warranty is made with respect to the actual location, number or configuration of Buildings, Curb Cuts, Abutting Thoroughfares, Parking Areas, Traffic Patterns, or of the Tenants intended to be within the Shopping Center. The Landlord specifically reserves the right to change the content and configuration of the Shopping Center from time to time and at any time the Landlord desires in its sole and absolute discretion, or as is required to conform to Local Governing Agencies.

The leased premises shall be the area identified below.



4/29/20
MRI
Leased Premises
Rt. 91
McKinley Street
VILLAC
R10
Not A Part

KIMCO REALTY | Site #546 | EXHIBIT A | PD: 12/16/20

EXHIBIT "B-1"

INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT pertains to work to be performed at the Corona Hills Plaza and located in Corona, CA, herein referred to as "Shopping Center" (Building 105460) by______________________ (herein referred to as "Contractor"), having an address at: ____ and is part of the Contract with GLOBAL CC GROUP, INC. (herein referred to as "Tenant"), having an address at 15476 Canon Lane Chino Hills, CA 91709 which Contract is dated ______________, for work to be done at the Shopping Center from approximately ______________________ through ______________________.

Contractor acknowledges that Tenant is contractually obligated to obtain this Agreement under a lease for its store at the Shopping Center. Contractor has entered into this Agreement in order to induce Tenant to retain Contractor to perform certain work at its store.

Contractor hereby agrees to INDEMNIFY, SAVE & HOLD HARMLESS The Price REIT, Inc., and Kimco Realty Corporation, hereinafter collectively referred to as Landlord, its respective agents and employees, assigns, and architects of and from all liabilities, claims, losses, damages, injury, causes of actions and suits of whatever nature for personal injury, including death, and for property damage, arising out of or alleged to arise out of, or any conditions of, the work performed under this Contract, whether by Contractor or by any sub-contractor, and whether any claim, cause of action, or suit is asserted against Landlord or its agents and employees, assigns, and architects, or Contractor, severally, jointly, or jointly and severally. Contractor hereby agrees to INDEMNIFY, SAVE & HOLD HARMLESS Landlord, its agents and employees, assigns, and architects of and from any and all costs of any nature, including without limitation investigation, adjustment, attorney's fees, expert's fees, court costs, administrative costs, and other items of expense arising out of any claim, cause of action or suit of the kind and nature herein set forth.

Neither Contractor nor any sub-contractor shall file any mechanic's, materialmen's, or other liens either against the Leased Premises or the Shopping Center from any work, labor, services or materials supplied or performed by Contractor or by any sub-contractor. Contractor hereby agrees to INDEMNIFY, SAVE & HOLD HARMLESS Landlord, its agents and employees, assigns, and architects of and from any and all costs of any nature, including without limitation investigation, adjustment, attorney's fees, expert's fees, court costs, administrative costs, and other items of expense arising out of any mechanic's, materialmen's, or other liens filed against either the Leased Premises or the Shopping Center by Contractor or by any sub-contractor.

Contractor hereby agrees that it will obtain Comprehensive General Liability insurance including Blanket Contractual Liability with minimum amount of $3,000,000.00 Combined Single Limit for bodily injury and property damage. Additionally, Contractor must also obtain Workers Compensation and Occupational Disease insurance with statutory limits and form as required by the State in which the work is to be performed, and Employer's Liability with a limit of not less than $1,000,000.00 for all damage.

Certificates for all insurance will be submitted to Landlord before commencement of any work. The Certificates must indicate that the "HOLD HARMLESS AGREEMENT" contractual indemnity as set forth in this agreement is insured. Landlord must be named as an additional insured and the policy must provide that no less than 15 days' advance written notice will be given to both the party to whom such Certificates are issued and the additional insured in the event of cancellation of the policies or a reduction in the limits of liabilities set forth above. At Landlord's request, Contractor will immediately furnish Landlord with a true and complete copy of any insurance policy Landlord wants to review. No invoices for payments will be honored unless such Certificates of Insurance (or the policy, if requested) had been filed timely with Landlord at 500 North Broadway, Suite 201, Jericho, NY 11753.

Contractor acknowledges that Landlord did not retain Contractor to perform any work at the Shopping Center and agrees that Contractor will not look to Landlord for any compensation whatsoever for any work it performs at the Shopping Center.

IN WITNESS HEREOF, this Contractor has executed this Agreement as of this _____day of________, 2021.

CONTRACTOR:

BY: ______________________________

NAME: ____________________________

TITLE: ____________________________

DATE: ____________________________

EXHIBIT C
SHOPPING CENTER SIGN CRITERIA

SCAC0546/

EXHIBIT"C"

SIGN CRITERIA
CORONA HILLS SHOPPING CENTER

1. INTRODUCTION

The intent of this Sign Criteria is to provide the guidelines necessary to achieve a visually coordinated, balanced and appealing signage environment at Corona Hills Shopping Center for the mutual benefit of all tenants.

Conformance to this Sign Criteria shall be strictly enforced and any installed nonconforming or unapproved signs shall be removed by Tenant or brought into conformance at the expense of Tenant, upon demand by Landlord.

2. GENERAL LANDLORD/TENANT REQUIREMENTS

a. Prior to applying to the City of Corona for approval or permits, Tenant shall submit or cause to be submitted for written approval to Landlord, three (3) sets of the detailed shop drawings of its proposed signs, indicating conformance with the sign criteria herein including location, size, layout, design and color of the proposed signs and all lettering and/or graphics. Said sets of drawings should be submitted to:

The Price REIT Inc.
c/o Kimco Realty Corporation
Attn: Property Manager
1621-B South Melrose Drive
Vista, CA 92081

b. All signs shall be reviewed by Landlord, and it designated representative, for conformance with this Sign Criteria and overall design quality. Approval or disapproval of sign submittals based on esthetics or design shall remain the sole right of the Landlord.

c. After written approval by Landlord, Tenant shall submit sign drawings to the appropriate City authority for approval. Tenant shall submit evidence of all required permits to Landlord prior to the start of sign construction or installation.

d. Tenant shall pay for all signs, sign installation (including final connection, transformers, and all other labor and materials) and maintenance.

e. Tenant shall obtain and pay for all necessary permits.

f. Tenant shall be responsible for fulfillment of all requirements of this Sign Criteria.

3. GENERAL SPECIFICATIONS

a. Landlord shall provide primary electrical service terminations at the center of the allowed signage areas as follows:

Individual Illuminated Letters: Interior side of canopy fascia.

b. It is the responsibility of Tenant's sign company to verify all conduit and transformer locations and service prior to fabrication.

c. The location of all signs shall be per the accompanying design criteria.

d. One "sign space" shall be allowed for each tenant (except as otherwise approved in writing). Tenant must verify its sign location and size with Landlord prior to fabrication.

e. All shop tenants are required to have a sign band.

f. Address numbers shall be applied to each store by Landlord.

g. Special signs, which vary from this Sign Criteria, must first be approved by Landlord and then the representative City authority.

h. The maximum allocated sign area for the aggregate of all permanent signs (except exempt and convenience signs) shall be noted herein.

i. NOTE: No sign shall be constructed until an approved permit from the City of Corona Planning Department is received.

j. No exposed raceway, crossovers, conduits, conductors, transformers, etc., shall be permitted.

k. All lettering shall be restricted to the "net sign area". See accompanying design criteria for specific information.

l. No projection above or below the "net sign area" will be permitted (except as otherwise approved in writing).

m. All signs and their installation must comply with all local building and electrical codes and bear a U.L. label placed in an inconspicuous location.

n. For purposes for store identification, Tenant will be permitted to place upon each entrance to its demised Premises not more than 144 square inches of gold leaf or decal application lettering not to exceed 2 inches in height, indicating hours of business, emergency telephone, etc. The number and letter type shall be Helvetica style.

4. SPECIAL REQUIREMENTS – WALL SIGNING

a. Shop signs shall be attached in designated areas only and may not exceed 75% of the leasehold width.

b. The face of the individual letters and logos shall be constructed of acrylic plastic (3/16" thick minimum) and fastened to the individual channelized metal letter in an approved manner. All surrounds or trim in a single sign shall be a single color with matte finish.

c. The "copy" (letter type), logos and their respective colors shall be submitted to Landlord for written approval prior to fabrication.

d. Signing shall be individual, internally illuminated letters; style, face color, size, and location shall be of good taste and design. Creative design is encouraged.

e. Individual shop logos may be located anywhere within the "net sign area", provided their heights and lengths do not exceed the height and length of the "net sign area".

f. No more than two rows of letters are permitted, provided their maximum total height does not exceed the height of the "net sign area."

g. Tenants shall display only their established trade name of their basic product name, e.g. "John's Jeans," or combination thereof.

h. Internal illumination shall be of sufficient wattage, installed and labeled in accordance with the "National Board of Fire Underwriters Specifications."

i. All penetrations of the building structure required for sign installation shall be sealed I a watertight condition and shall be patched to match adjacent wall surfaces. Submit to Landlord for review.

j. No "sign cans" will be permitted.

5. PROHIBITED SIGNS

a. Signs Constituting a Traffic Hazard:

No person shall install or maintain or cause to be installed or maintained any sign which simulates or imitates in size, color, lettering or design any traffic sign or signal, or which makes use of the words "STOP", "LOOK", "DANGER", or any other words, phrases, symbols or characters in such a manner to interfere with, mislead or confuse traffic.

b. Immoral or Unlawful Advertising:

No person shall exhibit, post or display, cause to be exhibited, posted or displayed upon any sign, anything which in the Owner's opinion is of an obscene, indecent or immoral nature or unlawful activity.

c. Signs or Doors, Windows or Fire Escapes:

No window signs will be permitted except as noted herein. No sign shall be installed, relocated or maintained so as to prevent free ingress to or egress

from any door. No sign of any kind shall be attached to a standpipe except those signs as required by code or ordinance.

d. Off-Premise Signs:

Any signs, other than a directional sign, installed for the purpose of advertising a project, event, person, or subject not related to the Premises upon which said sign is located is prohibited.

e. Vehicle Signs:

Signs on or affixed to trucks, automobiles, trailers, or other vehicles which advertise, identify, or provide direction to a use or activity not related to its lawful making of deliveries of sales or merchandise or rendering of services from such vehicles is prohibited.

f. Light Bulb Strings and Exposed Tubing:

External displays, other than temporary decorative holiday lighting, which consist of unshielded light bulbs and open, exposed neon or gaseous light tubing, are prohibited. An exception hereto may be granted by Landlord when the display is an integral part of the design character of the activity to which it relates.

g. Banners, Pennants and Balloons Used for Advertising Purposes:

Flags, banners, or pennants or a combination of same constituting an architectural feature, which is an integral part of the design character of a project, may be permitted subject to Landlord and City approval in writing prior to installation.

h. Signs in Proximity to Utility Lines:

Signs which have less horizontal or vertical clearance from authorized communication or energized electrical power lines than that prescribed by the Laws of the State of California are prohibited.

6. GENERAL CONSTRUCTION REQUIREMENTS

a. Tenant shall be responsible for the installation and maintenance of all signs.

b. All signs to be installed under the direction of the Landlord's representative.

c. Tenant shall be fully responsible for the operations of Tenant's sign contractors.

d. Tenant's sign contractor shall repair any damage to any portion of the structure and finish caused by his work within one (1) week after damage occurs. If Tenant does not repair said damage, Tenant shall be considered in default of its Lease.

e. All fabrication and installation to be done by qualified craftsmen.

f. Electrical conduit, junction boxes, etc., are to be concealed.

g. Letter fastening and clips are to be concealed and be of galvanized, stainless, or aluminum metals.

h. No labels will be permitted on the exposed surface of signs, except those required by local ordinance which shall be placed in an inconspicuous location.

These sign requirements are subject to approval and/or modification by the City of Corona, California. Any changes required b said City shall be deemed to have modified this Exhibit E. All signs must comply with all City and governmental rules and regulations.


SIGN CRITERIA
75% LEASEHOLD MAX. WIDTH
EQ.
SIGN AREA
36" MAX. HT.
LEASE LINE
LEASEHOLD WIDTH (VARIES)
LEASE LINE

4


ELECTRICAL JUNCTION BOX FOR SIGN
EQ.
36" MAX. HEIGHT
SIGN AREA
EQ.
(VARIES)
COLUMN BEYOND
STOREFRONT

EXHIBIT "D"

0546 - CORONA HILLS PLAZA
EXISTING EXCLUSIVES & PROHIBITED USES

99 CENTS ONLY STORES

5.07 (a) **Exclusivity.** Subject to the terms and conditions of this Section 5.07(a), TENANT shall have the exclusive right to operate in the PROJECT a deep discount general merchandise store that offers a majority (i.e., more than 50%) of its merchandise for sale at single price points of One Dollar ($1.00) (the "UPPER EXCLUSIVITY PRICE POINT") (which amount, for purposes of TENANT'S exclusivity, shall be adjusted as provided hereinbelow) or less (the "EXCLUSIVE USE").

Notwithstanding the foregoing, the aforementioned restriction shall not apply to: (i) any tenants existing at the SHOPPING CENTER as of the EFFECTIVE DATE or their successors, assigns or replacements under the existing leases by which such tenants respectively lease space at the PROJECT as of the EFFECTIVE DATE (collectively, "EXISTING LEASES" and individually, an "EXISTING LEASE") (without limitation or waiver, however, of the provisions hereinbelow); or (ii) any renewals, extensions, modifications or amendments of EXISTING LEASES (except that in no event shall any such renewal, extension, modification or amendment grant a tenant the right to engage in the EXCLUSIVE USE where such tenant did not previously have that right under the applicable EXISTING LEASE); or (iii) any store measuring at least 20,000 leasable square feet (unless the same is located within two hundred (200) feet of any part of the PREMISES, in which case the same shall be subject to the aforementioned restriction).

(c) **Prohibited Uses.** Without limitation of the PERMITTED USES under this LEASE, no portion of the PROJECT (including the PREMISES) may be used for any of the following (the "PROHIBITED USES"):

(i) Any of the following uses:

(1) nude (or partially nude) bars or nightclubs
(2) massage parlors, other than a doctor's office or an establishment such as "Massage Envy", "Relax The Back", or a similar user
(3) a cinema, video store or bookstore primarily selling, renting, or exhibiting material of a pornographic or adult nature (provided that there shall be no prohibition on the sale or rental of R rated movies)
(4) escort services
(5) bail bonds or pawn shops
(6) the sale of used or second hand products of any kind, other than first-class establishments such as "Goodwill", "Once Upon a Child", "Savers", "My Sisters Closet", "Buffalo Exchange", "Plato's Closet" and "Gamestop" or a similar user
(7) tattoo parlors
(8) Intentionally Deleted
(9) Intentionally Deleted
(10) indoor swap meets
(11) liquor stores, other than volume beverage specialty retailers (such as, by way of illustration but not as a limitation,

BevMo and Total Wine & More), or boutique wine stores or wine bars (such as, by way of illustration but not as a limitation, Wine Styles, Wines for Less, or the Grape)

(12) non-retail use (except incidental to other permitted uses) (provided, however, retail-oriented office uses commonly found in shopping centers, such as realtors, dental offices, medical offices, travel agencies, insurance agencies, financial services offices, tax preparation offices, and banks, shall be permitted provided that (i) the size of the premises for each such retail-oriented office use is less than seven thousand five hundred (7,500) square feet, and (ii) the total leasable area within the PROJECT leased for such retail-oriented office uses, together with the total leasable area of the use permitted below under clause (16)(iii), does not exceed twenty-five percent (25%))

(13) movie theater

(14) gymnasium, gym, fitness club/center, health club/center, or athletic club/center (in all such cases, "gym") (except for the existing gym or a replacement thereof in the current location of the existing gym (as depicted on the SITE PLAN) or such other location in the PROJECT so long as such location is no closer to the PREMISES than the current location of the existing gym)

(15) bowling alley

(16) school, except with respect to (i) on-site employee training by a tenant that is incidental to the conduct of its business at the Shopping Center, (ii) training or classes offered as a service to customers incidental to the primary business, and/or (iii) a nationally recognized tutorial or education service such as by way of illustration, but not as a limitation, "Sylvan Learning Center", "Kaplan", Princeton Review", or "C2", provided that the size thereof does not exceed five thousand (5,000) square feet

(17) call center

(18) library

(19) church

(20) auditorium

(21) museum

(22) automobile repair

(23) automobile sales

(24) high volume restaurants located within two hundred (200) feet of the PREMISES (the "RESTRICTED AREA") (excluding any restaurants existing in the PROJECT as of the EFFECTIVE DATE in their then current location and any replacements thereof at the same respective location)

(25) banquet facility

(26) bar, disco or nightclub, except in connection with a sit-down restaurant with no age restrictions within a majority of the restaurant

(27) hotel

(28) manufacturing, warehouse or other industrial use (except incidental to other permitted uses)

(29) Intentionally deleted

(30) entertainment facility (such as Chuck E Cheese, Discovery Zone, Tutor Time, or Leaps and Bounds) within the RESTRICTED AREA

(31) any central laundry or dry cleaning plant which processes such laundry or dry cleaning on site, other than a coin laundry operation

(32) mortuary

(33) animal raising or boarding facility, other than a veterinary hospital that provides overnight boarding services for emergencies so long as it is not located adjacent to the PREMISES

(34) bingo parlor, off-track betting parlor or other gambling facility, other than for the sale of lottery tickets, government sponsored gambling activities, or charitable gambling activities

(35) marijuana dispensary

(36) facility for the sale of drug paraphernalia

(37) any use which is prohibited under the DECLARATION

(ii) Any use which requires a zoning variance or conditional use permit if the provisions or conditions thereof will materially adversely affect (A) TENANT'S rights or obligations under this LEASE, or (B) PERMITTED USES.

(iii) Any discount general merchandise store which uses the terms "99," "98," "dollar," "cent," "cents," "penny," or any similar terms (whether "spelled out" or in numerical or symbolic form) in any manner as part of a trade name or logo or in any manner as a material portion of any signage or trade dress, specifically excluding, however, TENANT'S use of the PREMISES.

99 RANCH MARKET – PROHIBITED USES

5.02 Corona Parcel. No portion of Building Areas Major 'A' or Major 'C' as designated on the Site Plan may be used for a bowling alley, theatre, night club, bar, dance hall, selling of second-hand goods, amusement center, video arcade, massage parlor, skating rink, adult book store, pawn shop, or sale of automobiles. In addition, Major 'A' and Major 'C' together shall have no restaurant or restaurants with an aggregate Floor Area in excess of twelve thousand (12,000) square feet.

5.03 Prohibited Uses. No use or operation will be made, conducted or permitted on or with respect to all or any part of the Shopping Center, as follows:

A. Any public or private nuisance.

B. Any noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness; provided, however, that a tire installation facility shall not constitute a violation of the foregoing.

C. Any obnoxious odor.

D. Any noxious, toxic, caustic or corrosive fuel or gas, provided, however, the foregoing shall not prohibit a gasoline service station in the Shopping Center.

E. Any dust, dirt or fly ash in excessive quantities.

F. Any fire, explosion or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks.

G. Any assembly, manufacture, distillation, refining, smelting, agriculture or mining operations.

H. Any mobile home or trailer court, labor camp, junkyard, stock yard or animal raising. Notwithstanding the foregoing, pet shops shall be permitted within the Shopping Center.

I. Any drilling for and/or removal of subsurface substances.

J. Any dumping of garbage or refuse.

K. Any veterinary hospital, car washing establishment,bowling alley, mortuary or similar service establishment.

L. Any commercial laundry or dry-cleaning plant.

M. Any automobile body and fender repair work.

BIG 5 SPORTING GOODS

Exclusive:

9.1 Lessee may use the premises for the purpose of conducting any lawful retail or service business, subject to the limitations set forth in Paragraph 4 of this Schedule A. [redacted] and privilege on the [redacted] Lessor covenants with respect to said exclusive right and privilege not to permit any building or other improvements located on the Shopping Center to be used or occupied for the purpose of conducting a sporting goods business; provided, however, the foregoing exclusive shall not apply: (i) to the adjacent Price Club; (ii) to any other current tenant whose lease does not bind it to honor the foregoing exclusive; or (iii) to the incidental sale of sporting goods by other tenants of the Shopping Center, with "incidental" defined for this purpose to mean less than fifteen percent (15%) of the particular tenant's gross sales from its location in the Shopping Center.

Prohibited Uses:

4. **Use of the Shopping Center. Lessor covenants that the Shopping Center shall be used during the term hereof as a retail shopping center. Lessor covenants that it will not permit the operation or occupancy of any of the following businesses or facilities on the Shopping Center: (a) entertainment, athletic or recreational facility, including but not limited to, a bowling alley, skating rink, health club, theater, video or pinball game operation; (b) educational, vocational or religious facility, including but not limited to, a church, beauty school, traffic school or other institution for vocational training; (c) professional and business offices including but not limited to, any governmental office or operation; (d) industrial facility, including but not limited to, manufacturing and warehousing facility. Lessor covenants that it will, at its own cost and expense, enforce the foregoing restrictions. Nothwithstanding the foregoing, Lessee acknowledges and recognizes all existing tenants in the Shopping Center and agrees that said tenants shall not be deemed in violation of the use restrictions set forth in this Paragraph 4.** /l

COSTCO

34. Shopping Center Standards.

Landlord further agrees that no portion of the Shopping Center shall be sold or leased for the operation of a retail or wholesale warehouse operation in competition with Tenant; provided that the Tenant is The Price Company.

5.03 Prohibited Uses. No use or operation will be made, conducted or permitted on or with respect to all or any part of the Shopping Center, as follows:

A. Any public or private nuisance.

B. Any noise or sound that is objectionable due to intermittence, beat, frequency, shrillness or loudness; provided, however, that a tire installation facility shall not constitute a violation of the foregoing.

C. Any obnoxious odor.

D. Any noxious, toxic, caustic or corrosive fuel or gas, provided, however, the foregoing shall not prohibit a gasoline service station in the Shopping Center.

E. Any dust, dirt or fly ash in excessive quantities.

F. Any fire, explosion or other damaging or dangerous hazard, including the storage, display or sale of explosives or fireworks.

G. Any assembly, manufacture, distillation, refining, smelting, agriculture or mining operations.

H. Any mobile home or trailer court, labor camp, junkyard, stock yard or animal raising. Notwithstanding the foregoing, pet shops shall be permitted within the Shopping Center.

I. Any drilling for and/or removal of subsurface substances.

J. Any dumping of garbage or refuse.

K. Any veterinary hospital, car washing establishment, bowling alley, mortuary or similar service establishment.

L. Any commercial laundry or dry-cleaning plant.

M. Any automobile body and fender repair work.

DEL TACO

(M-1) Exclusive Use:	Landlord agrees that during the Original Term of this Lease, but only for so long as Tenant is open for business as required by the terms of this Lease, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease beyond any applicable notice and cure periods, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is a fast food restaurant serving primarily Mexican food item including by way of example, without limitation, Taco Bell and Chipotle (the "Exclusive Use"). The aforementioned restriction shall not apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements; or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); or (iii) any store measuring 10,000 sq. ft. or more; or (iv) any full service sit-down Mexican restaurant.

EPIC WINGS

(L-1) Exclusive:

Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the operation of a restaurant serving chicken wings (the "Exclusive Use") such as Wing Stop, Buffalo Wild Wings, Wing Street, Buffalo's Café. The aforementioned restriction shall not (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements; (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) any store measuring 10,000 sq. ft. or more; or (iv) any portion of the Shopping Center that is not owned by Landlord as of the date Landlord and Tenant enter into this Lease; or (b) prohibit Landlord from entering into a lease for the Exclusive Use that becomes effective upon the expiration of this Lease. For the avoidance of doubt, Tenant's Exclusive Use shall not prohibit Landlord from entering into a new lease with Chick-fil-A, Kentucky Fried Chicken, Popeyes, Church's Chicken, El Pollo Loco, Raising Caines or the like.

EVGO

23. Exclusivity. Host hereby agrees that it will not enter into any other Agreement while this Agreement is in effect that grants a party the right to provide Charging Stations and related services for the Host at the Property.

FEDEX OFFICE

FIRST AMENDMENT TO LEASE

3. Use of Demised Premises:

1. Tenant's Exclusive Uses. Subject to the rights of existing tenants in the Shopping Center, Tenant shall have the exclusive right upon the Shopping Center to operate a business services and technical support center and the exclusive right to provide, offer and/or sell the following goods and services to the public: photocopying (color and black and white copying); printing; digital printing; digital imaging; binding; laminating; blueprinting; desktop publishing; large format printing (including the production of banners and cut vinyl signs); video teleconferencing; on-site computer rentals; on-site computer learning and training for services in connection with computer software and hardware; internet access; document exchange; word processing and typing services ("**TENANT'S EXCLUSIVE USES**").

Second Amendment, Article 4

4. Article 3.A.1. of the First Amendment to Lease is hereby amended to insert the following at the end of the article:

"The aforementioned restriction shall not apply to any store measuring 20,000 sq. ft. or more."

GEN KOREAN BBQ

(M-1) Exclusive Use: Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the operation of a Korean barbeque restaurant (the "Exclusive Use") such as "Gyu-Kaku Japanese BBQ", "All That BBQ", "Marina Korean BBQ, "Moo Dae Po", "Parks BBQ", "Oleego" and "U2 BBQ". The aforementioned restriction shall not: (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements, or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right), or (iii) any store measuring 10,000 sq. ft. or more; or (b) prohibit Landlord from entering into a Lease for the Exclusive Use that does not become effective until the expiration or sooner termination of this Lease.

HOME DEPOT

RIDER TO LEASE

4. TENANT'S EXCLUSIVE.

Landlord hereby warrants to Tenant that Landlord will not hereafter lease any other space in the Shopping Center to any other tenant whose business is i) the operation of x) a home improvement or garden supply store, so long as the principal use of the premises is that of a home improvement and garden supply store; [...] or ii) the sale, singly or in combination, of paint, wall covering, including wallpaper, lumber, hardware items, plumbing supplies, electrical supplies such as sold for repair of electrical items (other than items sold in stores such as Federated Electronics, Circuit City, Radio Shack, or the like, and other than television sets, radios, microwaves or other appliances, electrical or otherwise), including gardening supplies, cabinetry, or building siding.

Prohibited Uses:

Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each agree that neither will lease any space in the Shopping Center (or, in the case of Tenant, sublease or permit the premises to be occupied) for any of the following uses: bowling alley, theatre showing either film, television, or live entertainment, health club, bar, game or amusement room, adult bookstore or flea market. Furthermore, Landlord agrees not to lease subsequent to the date hereof within the area designated "Restricted Leased Area" marked in red on Exhibit "A" to non-retail users (except office and service establishments located in similar community shopping centers), dance studios over 5000 square feet of area, and "social encounter restaurants." The term "social encounter restaurants," as used herein, shall mean restaurants whose primary business includes the sale of alcoholic beverages and whose patrons customarily remain on the premises for social purposes rather than dining. In no event shall the aforesaid restrictions be deemed to apply to coffee shops, or to fast food, family style restaurants. Furthermore, all parking in the center shall be surface parking and not underground or deck parking.

JERSEY MIKE'S SUBS

(M-1) Exclusive:

(A) Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the retail sale of submarine or deli-style sandwiches (the "Exclusive Use"). The aforementioned restriction shall not (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements; (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) any store measuring 5,000 sq. ft. or more; or (iv) any portion of the Shopping Center that is not owned by Landlord as of the date Landlord and Tenant enter into this Lease; or (b) prohibit Landlord from entering into a lease for the Exclusive Use that becomes effective upon the expiration of this Lease; or (c) in the event the "Subway" tenant vacates the premises, prohibit Landlord from re-leasing the existing Subway location to another similar "discount" or "value" submarine sandwich shop (the "Replacement Tenant") such as "Subway", "Quiznos", "Submarina", "Blimpie", or "Togo's". In no event shall Landlord consider a "non-discount" or "gourmet" submarine or deli-style brand as the Replacement Tenant, such as "Firehouse Subs", "Capriotti's", "Which Wich", "Jimmy John's", "Schlotzsky's", or "Potbelly".

JUICE IT UP

34. Exclusive.

Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the retail sale of blended fruit beverages, fruit juice smoothies, fresh fruit juices and fruit shakes including tea based and boba tea shakes (the "Exclusive Use"). The aforementioned restriction shall not apply to: (i) any existing tenants at the Shopping Center or their successors, assigns or replacements; or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such modification shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) any store measuring 10,000 sq. ft. or more.

KABAB CRUSH

"(M-1) Exclusive Use: Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is a Mediterranean restaurant (the "Exclusive Use"). The aforementioned restriction shall not: (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements, or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right), or (iii) any store measuring 5,000 sq. ft. or more; or (b) prohibit Landlord from entering into a Lease for the Exclusive Use that does not become effective until the expiration or sooner termination of this Lease.

LAZY DOG

(L-1) Exclusive: Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is a full service restaurant (i) with the word "dog" in its name (unless the name is related to a concept whose primary business is the retail sale of hot dogs); or (ii) which display dogs in any photos, artwork, graphics, signs, logos or on its menu; or (iii) which offers menu items exclusively for dogs; or (iv) which sells any dog-themed merchandise (the "Exclusive Use"). The aforementioned restriction shall not (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors and assigns; (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) intentionally deleted; or (iv) any portion of the Shopping Center that is not owned by Landlord as of the date Landlord and Tenant enter into this Lease; or (b) prohibit Landlord from entering into a lease for the Exclusive Use that becomes effective upon the expiration of this Lease.

MCDONALD'S

COVENANT NOT TO COMPETE

1. No other part of the "Corona Parcel" as defined shall, during the term of the Lease and any extension of it, be leased, used or occupied as a restaurant with a drive-through window if said restaurant's sales of hamburgers and/or french fries shall exceed 25% of its gross sales per year, including but not limited to Burger King, Carl's Jr., In and Out Burger, Wendy's or Jack-in-the-Box.

MIN'S DUMPLING HOUSE

First Amendment to Lease

3. Exclusive. Commencing as of October 1, 2017, Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the operation of a Chinese sit-down restaurant (the "Exclusive Use"). The aforementioned restriction shall not (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements; (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) any store measuring four thousand (4,000) square feet or more; or (iv) any portion of the Shopping Center that is not owned by Landlord as of the date Landlord and Tenant enter into this Lease; or (b) prohibit Landlord from entering into a lease for the Exclusive Use that becomes effective

PACIFIC DENTAL

(M-1) Exclusive.	(A) Landlord agrees that during the Lease Term of this Lease, but only for so long as Tenant is not in default of any of the provisions of this Lease beyond applicable notice and cure period and has not "ceased doing business" (as such term is defined in Article 40) for all of the Exclusive Use (as hereinafter defined), Landlord shall not hereafter enter into a lease, purchase agreement or other occupancy agreement with a tenant or occupant who provides (or otherwise hereafter permit the operation of any tenant or occupant for the operation of) any amount of general dentistry or specialty dentistry (including, orthodontics, pediatric dentistry, endodontics, periodontics, prosthodontics, cosmetic dentistry and oral and maxillofacial surgery services or operations) (the "Exclusive Use"). The aforementioned restriction shall not: (a) apply to: (i) any existing tenants or occupants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements, (ii) any existing leases or agreements at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant such occupant the right to engage in the Exclusive Use where such occupant did not previously have that right); or (iii) any agreement with a tenant or occupant that provides services for teeth whitening services on an incidental basis, or (iv) any store measuring 20,000 sq. ft. or more; or (b) prohibit Landlord from entering into any agreement for the Exclusive Use that does not become effective until the expiration or sooner termination of this Lease.

PALM BEACH TANNING

(M-1) Exclusive Use.	Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the portion of the Shopping Center designated on Exhibit "A" as "Exclusive Use Area" with a tenant whose principal permitted use is the operation of tanning salon (the "Exclusive Use"). The aforementioned restriction shall not: (a) apply to: (i) any existing tenants in the Exclusive Use Area which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements, or (ii) any existing leases in the Exclusive Use Area s same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right), or (iii) any store measuring 10,000 sq. ft. or more; or (b) prohibit Landlord from entering into a Lease for the Exclusive Use that does not become effective until the expiration or sooner termination of this Lease.

PIEOLOGY

(M-1) Exclusive:

Exclusive. Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the operation of a "Artisanal Build Your Own Pizzas" in a fast/casual, counter service environment"), including but not limited to Blaze Pizza, MOD and PizzaRev (the "Exclusive Use"). The aforementioned restriction shall not: (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements, or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right), or (iii) any store measuring 10,000 sq. ft. or more; or (iv) a full service sit down restaurant; or (v) a pizza delivery restaurant (*i.e.* Domino's or Pizza Hut); or (b) prohibit Landlord from entering into a Lease for the Exclusive Use that does not become effective until the expiration or sooner termination of this Lease.

PLATO'S CLOSET

(M-1) Exclusive:

Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the retail sale and purchase of used teen clothing and accessories (the "Exclusive Use"). The aforementioned restriction shall not (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements; (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) any store measuring 10,000 sq. ft. or more; (iv) any tenant operating a Play It Again Sports, Once Upon a Child, Music Go Round or Style Encore or any other business owned or franchised by Winmark Corporation; or (v) any portion of the Shopping Center that is not owned by Landlord as of the date Landlord and Tenant enter into this Lease; or (b) prohibit Landlord from entering into a lease for the Exclusive Use that becomes effective upon the expiration of this Lease.

ROSS - Prohibited Uses:

3.1 Demising. Landlord hereby leases the Store to Tenant, and hereby grants to Tenant all easements, rights and privileges appurtenant thereto. Tenant has entered into this Lease in reliance upon representations by Landlord that (i) the Shopping Center is and will be used solely for the retail and/or wholesale sale of goods, wares, merchandise, property and services, (ii) no part of the Landlord's Parcel shall be used as an auditorium, meeting hall, school, or other place of public assembly, gymnasium, dance hall, billiard or pool hall, massage parlor, video game arcade, bowling alley, skating rink, car wash, night club or adult book or adult video tape store (which are defined as stores at least ten percent (10%) of the inventory of which is not available for sale or rental to children under 15 years old because such inventory explicitly deals with or depicts human sexuality); (iii) no more than ten percent (10%) of the Leasable Floor Area in the Landlord's Parcel, and no part of the Landlord's Parcel within the

Landlord's Parcel, and no part of the Landlord's Parcel within the No Change Area depicted on Exhibit B (hereinafter the "No Change Area") shall be used primarily for office purposes; and (iv) no part of the Landlord's Parcel shall be used as a theater except for Parcel 1 as depicted on Parcel Map No. 22225 referred to in Exhibit "A", but only if all parking required by governmental authorities having jurisdiction over the Shopping Center for such theater use is located on that parcel. No restaurant shall be permitted within the No Change Area except for the pads labeled "Pad D" and "Pad 1" on Exhibit "B". For purposes hereof, "office purposes" shall not include retail service uses such as financial institutions, real estate and stock brokerage offices, travel or insurance agencies or similar uses providing services directly to the public for retail fees.

SOLA SALON

34. Exclusive. Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is a studio salon concept (the "Exclusive Use"). The aforementioned restriction shall not: (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements, or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right), or (iii) any store measuring 10,000 sq. ft. or more; or (b) prohibit Landlord from entering into a Lease (i) with a tenant whose principal permitted use is a beauty salon or day spa which is not a studio concept, or (ii) for the Exclusive Use that does not become effective until the expiration or sooner termination of this Lease.

STARBUCKS COFFEE

(M-1) Exclusive Use:

Landlord agrees that during the term of this Lease, but only for so long as Tenant is open and operating for business, using the Leased Premises for the Permitted Use and is not otherwise in default of any of the provisions of this Lease beyond any applicable cure period, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant who is permitted to sell: (a) freshly ground and whole coffee beans, (b) espresso, espresso-based and coffee-based drinks, and (c) gourmet brand-identified brewed coffee (the "Exclusive Use") provided, however, the foregoing Exclusive Use shall not be construed to include brewed coffee which is not gourmet brand-identified, so long as not more than twenty percent (20%) of any such retailer's gross sales is derived from the sale of non-gourmet brand-identified brewed coffee. Furthermore, the Exclusive Use shall not apply to: (i) existing tenants at the Shopping Center who are not prohibited under their current lease from selling such items protected by the Exclusive Use or their successors, assigns or replacements; or (ii) existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such modification shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) grocery stores including, by way of example and not limitation, Trader Joe's, Wholefoods and Henry's; (iv) tenants having more than 15,000 square feet; and (v) any full-service, sit-down restaurant with wait staff serving a complete breakfast, lunch and/or dinner menu which sells brewed gourmet coffee or espresso-based drinks for on-premises consumption or off-premises consumption if the restaurant is also providing a full take-out meal. Notwithstanding the foregoing, the restriction on the sale of gourmet, brand-identified brewed coffee shall not apply to any national retail chain occupant who sells gourmet, brand-identified brewed coffee in a manner consistent with the majority of its stores in such national chain; provided, however, that any such national retail chain occupant will not be allowed to sublet any portion of its premises to a coffee-shop use unless such sublet would otherwise be permitted pursuant to the other provisions of this Article 1(M-1).

2nd Amendment to Lease:

5. (A) Notwithstanding anything to the contrary contained in Article 1(M-1) of the Lease (Exclusive Use), Landlord shall have the right to enter into a lease with the tenant commonly known as "Eighty-Five (85°) Degrees" (the "Permitted Tenant") under the following conditions:

(i) the Permitted Tenant must be located within the area depicted and crosshatched as set forth on the Revised Exhibit "A" attached hereto and shall not include a drive-through as part of its operation at the Shopping Center; and

(ii) the Permitted Tenant shall not assign or sublease any portion of its space to a competing coffee use (i.e., for purveyors such as a Dunkin Donuts, Caribou Coffee, Tim Horton's, CBTL and the like; and


REVISED EXHIBIT A
McKinley Street
KIMCO
Site #546
REVISED
EXHIBIT A

<u>TEXAS ROADHOUSE (Section 11)</u>

(b) Exclusive Use. Landlord covenants and agrees that during the Term of this Lease, but only for so long as Tenant is open for business (excluding reasonable periods of closure due to repair, renovation, casualty, condemnation or force majeure), occupying the Premises for Tenant's Exclusive (as defined below), and is not otherwise in Default of any of the provisions of this Lease beyond any applicable notice and/or cure periods, Landlord will not hereafter enter into a new lease, occupancy agreement, license agreement, or the like, for any part of the Development by any party whose principal permitted use is the operation of a full service restaurant featuring steaks or ribs ("Tenant's Exclusive"). The aforementioned restriction shall not (a) apply to the uses of any current tenants or occupants of the Development and their successors, subtenants and assigns (collectively, the "Existing Tenants") existing as of the Effective Date to the extent their leases allow such exclusive use (provided, however, that (i) to the extent Landlord has the right to withhold consent to a change in use by any Existing Tenant to a use that would violate Tenant's Exclusive, Landlord will withhold such consent, and (ii) no renewal, extension, modification or amendment to the lease of an Existing Tenant shall grant a tenant the right to engage in Tenant's Exclusive where such tenant did not previously have that right); or (b) prohibit Landlord from entering into a lease for Tenant's Exclusive that becomes effective upon the expiration of this Lease (including any available renewal terms, if exercised by Tenant). Tenant shall be entitled to include this restriction in any memorandum of lease placed of record by Tenant. In addition, to the extent that (i) a particular lease grants to Landlord the right to approve the tenant changing its use of the premises demised thereby, and (ii) the tenant requests the Landlord's prior consent to a change of use which would be included within the Tenant's Exclusive, then, the Landlord agrees that, to the extent permitted by applicable law, it will not consent to the change of use so long as Tenant is open for business with the public using the Premises for Tenant's Exclusive.

TJ MAXX - Exclusive:

4. (B) Excluding Home Depot, Office Depot, Ross, Costco and Office Max and other leases in effect as of the Lease Commencement Date, Landlord agrees that, from the date hereof until expiration of the term of this lease, no other premises in the Shopping Center (excluding the Building 51 space) shall at any time contain more than (i) fifteen thousand (15,000) square feet of floor area therein used or occupied for, or devoted to, the sale or display of off-price apparel and related accessories. The computation of such floor area shall include one half (1/2) of all floor area in any aisles, corridors, or similar spaces adjacent to or abutting any racks, gondolas, shelves, cabinets, counters or other fixtures or equipment containing or used for the sale or display of such protected merchandise.

Prohibited Uses:

4. (A) Landlord agrees that as long as any retail sales activity shall be conducted in the Demised Premises the Shopping Center shall not be used for any non-retail purposes (repairs, alterations and offices incidental to retailing, such as real estate offices, tutorial centers, banks and other financial institutions, medical/dental offices, financial planner/stock broker offices and other retail/financial/medical services uses found in other first-class shopping centers located in the general vicinity of the Shopping Center (collectively, "Retail-Service") not being deemed non-retail), subject to the aggregate ten percent (10%) cap on Retail-Service, or for any entertainment purposes such as a bowling alley, skating rink, cinema, bar, nightclub, discotheque, amusement gallery, poolroom, health club (however a health club is permitted at the location designated on the Lease Plan), massage parlor, sporting event, sports or game facility, off-track betting club or for any establishment for the sale or display of pornographic materials. Other than restaurants in the Shopping Center as of the Lease Commencement Date (or replacements for the same in the same location), no restaurants shall be located in the Shopping Center in-line within two hundred (200) feet of any part of the Demised Premises. Up to ten percent (10%) of the floor area of the Shopping Center may be used for retail service-oriented offices, provided other than retail service oriented offices existing as of the lease Commencement Date and replacements for the same in the same location none of these are within two hundred fifty (250) feet of the Demised Premises.

UFC GYMS

40. Exclusive.

(A) Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business as required in this Lease (excluding closures due to an Exempted Discontinuance (as hereinafter defined)), using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not in Default, Landlord will not hereafter enter into a new lease in the Shopping Center with a tenant whose principal permitted use is the operation of a yoga/physical fitness club (the "Exclusive Use").

(B) The restriction set forth in Article 40(A) shall not prohibit Landlord from entering into leases whose principal permitted use is the operation of a (1) retail or other service use which, as of the date of this Lease, are operating within the Shopping Center, (2) tanning parlor, (3) weight reducing salon or nutritional center (4) vitamin shop (5) a sports or fitness equipment retail store, (6) a doctor or chiropractor's office, or (7) physical therapy office.

(C) The restrictions set forth in Article 40(A) shall not apply to: (i) any existing tenants at the Shopping Center or their successors or assigns; or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such modification shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right).

US BANK

1.09. Use: (Section 9.01)

Landlord shall not permit any new ATMs, banks or savings and loan associations, including Wells Fargo Bank, in the Shopping Center north of the location currently leased by Crabby Bob's Restaurant. The foregoing shall not apply to any current banks or finance companies currently in the Shopping Center (excluding Wells Fargo Bank) or to the right of an anchor tenant to allow the establishment of such banking services offices, ATMs or finance companies wholly inside its premises.

WELLS FARGO

15. Exclusive Right

So long as this Agreement remains in effect, Landlord shall not permit, without the prior written consent of Tenant, which consent may be granted or withheld in Tenant's sole and absolute discretion, the installation of any freestanding kiosk with an automated teller machine or similar mechanism for effecting financial transactions by future tenants or occupants of the Real Property upon any part of the Real Property. Notwithstanding the foregoing (a) Landlord or other tenants of the Real Property may operate a point-of-sale electronic fund transfer processing system utilizing debit and credit cards; and (b) any tenant of a freestanding building upon the Real Property, may install and maintain an automated teller machine or similar mechanism for effecting financial transactions (including drive-throughs) upon the leased premises on which such freestanding building is located.

YOGURTLAND

(M-1) Exclusive:

Landlord agrees that during the term of this Lease, but only for so long as Tenant is open for business, using the Leased Premises for the Exclusive Use (as hereinafter defined) and is not otherwise in default of any of the provisions of this Lease beyond any applicable notice and cure periods, Landlord will not hereafter enter into a new lease in the in the portion in the Shopping Center designated on Exhibit "A" as "Exclusive Area" with a tenant whose principal permitted use is the retail sale of self-serve frozen yogurt (the "Exclusive Use"). The aforementioned restriction shall not (a) apply to: (i) any existing tenants at the Shopping Center which presently have the right to engage in the Exclusive Use, or their successors, assigns or replacements; or (ii) any existing leases at the Shopping Center as same may be renewed, extended, modified or amended (except that no such renewal, extension, modification or amendment shall grant a tenant the right to engage in the Exclusive Use where such tenant did not previously have that right); (iii) any store measuring 10,000 sq. ft. or more; or (b) prohibit Landlord from entering into a lease for the Exclusive Use that becomes effective upon the expiration of this Lease.